EXHIBIT 2.1


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DATED 11 JUNE 2006







(1) SILJA HOLDINGS LIMITED

(2) SEA CONTAINERS LTD.

(3) AKTSIASELTS TALLINK SCANDINAVIAN

(4) AKTSIASELTS TALLINK GRUPP




AGREEMENT

FOR THE SALE AND PURCHASE OF ALL THE SHARES
IN SILJA OY AB




REFERENCE

MJD/CMB/1014863









                                 RICHARDS BUTLER

     Richards Butler LLP Beaufort House 15 St Botolph Street London EC3A 7EE
                 telephone 020 7247 6555 facsimile 020 7247 5091
          email law@richardsbutler.com web site www.richardsbutler.com




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CONTENTS

CLAUSES

1    INTERPRETATION............................................................4
2    CONDITIONS...............................................................21
3    SALE OF THE SHARES.......................................................22
4    CONSIDERATION............................................................23
5    COMPLETION...............................................................28
6    POST-COMPLETION OBLIGATIONS..............................................28
7    WARRANTIES...............................................................30
8    BUYER'S AND TALLINK'S WARRANTIES.........................................37
9    GUARANTEES...............................................................38
10   NOTICES..................................................................44
11   GENERAL..................................................................46

SCHEDULES
SCHEDULE 1....................................................................50
     THE COMPANY..............................................................50
SCHEDULE 2....................................................................51
     THE COMPANY'S SUBSIDIARY UNDERTAKINGS....................................51
SCHEDULE 3....................................................................64
     ASSOCIATED COMPANIES AND JOINT VENTURES..................................64
SCHEDULE 4....................................................................68
     CONDITIONS...............................................................68
     PART 1 - TRANSACTIONS TO BE COMPLETED PRIOR TO COMPLETION................68
     PART 2 - OTHER CONDITIONS................................................69
SCHEDULE 4.10.................................................................70
     CONDITION PRECEDENT DOCUMENTS............................................70
     PART A...................................................................70
     PART B...................................................................73
*SCHEDULE 5...................................................................75
     PROPERTY OWNED/LEASED....................................................75
     LAND OWNED/LEASED........................................................75
     LAND/PROPERTY LEASED-OUT.................................................75
*SCHEDULE 6...................................................................76
     MATTERS TO BE DONE ON COMPLETION AND FUNDS FLOW STATEMENT................76

-------------------------
*Omitted pursuant to Item 601(b)(2) of Regulation S-K.

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 *SCHEDULE 7..................................................................77
     PART 1 - THE INTELLECTUAL PROPERTY.......................................77
     PART 2 - THE IP LICENCES.................................................77
     PART 3 - THE IT CONTRACTS................................................77
SCHEDULE 8....................................................................75
     THE WARRANTIES...........................................................78
     PART 1 - GENERAL.........................................................78
     PART 2 - THE REAL PROPERTY...............................................92
     PART 3 - TAX.............................................................93
     PART 4 -  INTELLECTUAL PROPERTY..........................................95
     PART 5 -  ENVIRONMENTAL..................................................96
     PART 6 -  VESSELS........................................................97
     PART 7 - COMPLIANCE ETC..................................................99
SCHEDULE 9...................................................................101
     LIMITATIONS TO THE WARRANTIES...........................................101
SCHEDULE 10..................................................................109
     ADJUSTMENT OF CONSIDERATION.............................................109
SCHEDULE 11..................................................................122
     SPECIFIC INDEMNITIES....................................................122
*SCHEDULE 12.................................................................123
     EXISTING INDEBTEDNESS...................................................123
*SCHEDULE 13.................................................................124
     SELLER GUARANTEES.......................................................124
SCHEDULE 14..................................................................122
     TAX INDEMNITY COMPANIES AND RELEVANT PERCENTAGES........................125

-------------------------
*Omitted pursuant to Item 601(b)(2) of Regulation S-K.

AGREED FORM DOCUMENTS

MEMORANDUM OF AGREEMENT IN RELATION TO SILJA OPERA
MEMORANDUM OF AGREEMENT IN RELATION TO FINNJET
MEMORANDUM OF AGREEMENT IN RELATION TO SKY WIND
SHARE SALE AGREEMENT RELATING TO THE SILJA EUROPA SHARES
SALE AGREEMENT RELATING TO FAHRSCHIFF EUROPA KB
TERMINATION AGREEMENT RELATING TO SUPERSEACAT 3 CHARTER
ARRANGEMENTS
TERMINATION AGREEMENT RELATING TO SUPERSEACAT 4 CHARTER
ARRANGEMENTS
MANAGEMENT SERVICES AGREEMENT

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AGREEMENT dated  11 June 2006

BETWEEN:

(1) Silja Holdings Limited, a company registered in England under number 03736704 (`the Seller');

(2) Sea Containers Ltd., a company registered in Bermuda under number EC3631 (`SCL');

(3) Aktsiaselts Tallink Scandinavian, a company registered in Estonia under number 11253879 (`the Buyer'); and

(4) Aktsiaselts Tallink Grupp, a company registered in Estonia under number 10238429 (`Tallink').

1    INTERPRETATION


1.1  In this Agreement, unless the context otherwise requires -

     'the Accounting Date' means 31 December 2005;

     'the Accounts' means the audited consolidated annual accounts of the Company and its subsidiary undertakings, including the working capital relating to Sky Wind (but not the fixed asset the Sky Wind), for the financial year ended on the Accounting Date (including the notes), together with the reports and other documents required by law to be annexed or attached to them;

     'the Actual Cash' means the consolidated cash of the Group as at the Closing Statement Date and comprising each of the line items set out in the proforma Completion Cash Statement at paragraph 5(b) of Schedule 10;

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     'the Actual  Debt' means the  consolidated  net debt of the Group as at the
     Closing Statement Date and comprising each of the line items set out in the Completion Debt Statement at paragraph 5(c) of Schedule 10;

     'the Actual Working Capital' means the consolidated working capital of the Group as at the Closing Statement Date comprising each of the line items set out in the proforma Completion Working Capital Statement at paragraph 5(d) of Schedule 10 but excluding those line items that are included in the Actual Cash and the Actual Debt;

     'the AdjustmenFt Amount' means the amount calculated in accordance with the Completion Adjustment Statement, by which the Provisional Consideration is to be adjusted to give the Final Consideration;

     'Associated Companies and Joint Ventures' means those associated companies and joint ventures particulars of which are set out in Schedule 3;

     'Authority' means any government, government department or departmental, quasi-governmental, supranational, statutory, regulatory or investigative body, authority (including any national or EU anti-trust or merger control authorities), court, the European Commission or other authority or official body in any jurisdiction in which a Group Company is incorporated or undertakes business;

     'Base Consideration' means (euro) 450,000,000 (four hundred and fifty million) plus the Consideration Shares, and once the Consideration Shares have been received by the Seller, 'the Base Consideration' means, for the purposes of paragraph 7 of Schedule 9 and paragraph 9 of Schedule 11,
     (euro) 450,000,000 (four hundred and fifty million) plus the Consideration Shares Value;

     'Business Day' means a day, except a Saturday or a Sunday, on which banks in the City of London and Helsinki are generally open for business;

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     'the  Business  Sale  Agreement'  means the agreement of even date herewith between the Company (1), Sea Containers Estonia Ltd. (2) and SCL (3) relating to the sale and purchase of that part of the business of the Company comprising the passenger and vehicle ferry service between the ports of Helsinki and Tallinn;

     'the Buyer's Group' means the Buyer and any other company (which, after Completion, includes each Group Company) which at the relevant time is its subsidiary undertaking or parent undertaking or a subsidiary undertaking of any such parent undertaking; and 'Member of the Buyer's Group' has a corresponding meaning;

     'the Buyer's Solicitors' means Raidla & Partners of Roosikrantsi 2, 10119 Tallinn, Estonia;

     'Claim' has the meaning ascribed to it in paragraph 1 of Schedule 9;

     'Closing Date' means 30 June 2006, but if the Conditions have not been satisfied or waived on or before such date, 'Closing Date' shall mean 3 Business Days after the fulfilment or waiver of the last outstanding Condition or such other date as the parties may agree but, in any event, not later than 28 July 2006;

     'Closing Statement Date' means, if the Closing Date falls on the last Business Day of a month, that date or, if the Closing Date does not fall on the last Business Day of a month, the last Business Day of the month immediately preceding the Closing Date;

     'the Companies Act' means the Companies Act 1985;

     'the  Company'  means  Silja Oy Ab,  particulars  of  which  are set out in
     Schedule 1;

     'Completion' means the completion of the sale and purchase of the Shares in accordance with the provisions of clause 5;

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     'Completion  Accounts'  means the  balance  sheet and the  profit  and loss statement for the Group drawn up for the Closing Statement Date, prepared in accordance with Schedule 10;

     'Completion Adjustment Statement' means the statement of the Adjustment Amount to be prepared in accordance with Schedule 10, a proforma Completion Adjustment Statement being set out at paragraph 5(a) of Schedule 10;

     'Completion Cash Statement' means the statement of Actual Cash to be prepared in accordance with Schedule 10, a proforma Completion Cash Statement being set out at paragraph 5(b) of Schedule 10;

     'Completion Debt Statement' means the statement of Actual Debt to be prepared in accordance with Schedule 10, the proforma for the Completion Debt Statement is set out at paragraph 5(c) of Schedule 10;

     'Completion Working Capital Statement' means the statement of Actual Working Capital to be prepared in accordance with Schedule 10, a proforma Completion Working Capital Statement being set out at paragraph 5(d) of
     Schedule 10;

     'Computer Systems' means all computer, electronic and electronic control systems used by any Group Company in processing, storing or transmitting data or instructions, including all hardware and software components of such systems;

     'Conditions' means the conditions set out in Schedule 4;

     'Consideration Shares' means the 5,000,000 (five million) ordinary shares of the nominal value of EEK10 each in the share capital of Tallink, to be allotted and issued credited as fully paid to the Seller in accordance herewith and with Estonian Legislation;

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     'the  Consideration   Shares  Value'  means  the  aggregate  value  of  the
     Consideration Shares where the value of each Consideration Share shall amount to the weighted average price of Tallink shares on the Tallink Stock Exchange on the trading day immediately preceding the date on which the Seller subscribes for the Consideration Shares;

     'the Disclosure Letter' means a letter of the same date as this Agreement addressed from the Seller to the Buyer for the purpose of clause 7.1, receipt of which is acknowledged by the Buyer, and includes any document which is stated in that letter to be deemed to be included in or to be attached to it;

     'the Due Date' means -

     (a) in the case of a Tax Liability which involves an actual payment of Tax, two Business Days before the last date on which the Tax Indemnity Company would have had to have paid to the relevant Taxation Authority the Tax which is the subject of the Tax Liability in order to avoid incurring a liability to interest or a charge or a penalty in respect of that Tax Liability; or

     (b) in the case of a Tax Liability which results from the setting-off of a Relief, the date which would have been the Due Date determined in accordance with paragraph (a) above in respect of Tax which was saved by set-off of the Relief;

     'Environment' means all or any of the following media, alone or in combination, the air (including air within buildings and the air within any other natural or man made structures above or below ground), water (including water under or within and or in pipes or sewerage systems), soil and land and any ecological systems and living organisms supported and/or affected by those media including man;

     'Environmental Authority' means any person having regulatory authority under Environmental Laws and/or a court of law or tribunal;

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     'Environmental  Laws'  means  all  Legislation  in the form in force in the relevant jurisdiction concerning -

          (c) pollution of, damage to or protection of the Environment and/or the provision of remedies in respect of or compensation for damage or harm to the Environment; and/or

          (d) emissions, discharges, releases or escapes into the Environment of Hazardous Substances or of carbon dioxide or other greenhouse gases or the production, processing, management, treatment, storage, transport, handling or disposal of Hazardous Substances;

     'Environmental Permits' means any licence, permission, approval, authorisation, notification, waiver, order or exemption which is required, issued or granted under Environmental Laws in connection with the businesses operated by the Group Companies on or before the date of this Agreement;

     'the Estimated Cash' means the estimated Actual Cash attributable to the Group as at the Closing Statement Date, as estimated in good faith by the Seller and notified to the Buyer at least four Business Days prior to the Closing Date;

     'the Estimated Debt' means the estimated Actual Debt attributable to the Group as at the Closing Statement Date, as estimated in good faith by the Seller and notified to the Buyer at least four Business Days prior to the Closing Date;

     'Estimated Working Capital' means estimated Actual Working Capital attributable to the Group as at the Closing Statement Date, as estimated in good faith by the Seller and notified to the Buyer at least four Business Days prior to the Closing Date;

     'EURIBOR' means the Euro Interbank Offered Rate which, for the purposes of this Agreement, will be the applicable Screen Rate;

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     'Existing  Indebtedness'  means the outstanding  facilities  particulars of which are set out in Schedule 12;

     'Existing Indebtedness Repayment Costs' means (i) all payments to be made to the creditors of the Existing Indebtedness to fulfil all obligations of the debtors under the Existing Indebtedness, except for the payment of principal thereunder and the payment of ordinary accrued interest on such principal, and (ii) all costs associated with the release of the Seller Guarantees and security arrangements relating to Existing Indebtedness;

     'Fairly Disclosed' means that the Seller has disclosed to the Buyer the factual basis of a matter that would operate to limit a Warranty given by the Seller in a manner that would allow a reasonable buyer to assess such matter and how it limits a Warranty;

     'the Filings' has the meaning assigned to it in clause 2.6.

     'the Final Consideration' means the total amount of consideration payable for the Shares in accordance with clause 4.1 and Schedule 10;

     'Finnish GAAP' shall mean the Finnish Accounting Act 1997 and the Finnish Accounting Ordinance, Finnish Companies Act (Statute 1978/34) and all instruments and opinions issued by the Finnish Accounting Board, existing as at the date of Completion;

     'Finnjet' means GTS Finnjet registered under Finnish flag with IMO identification number 7359632;

     'Group Company' means each member of the group of companies consisting of the Company and each of its subsidiary undertakings, particulars of which are set out in Schedule 2; and Silja Europa Oy and Fahrschiff Europa Kb; and in each case the 'Group' shall be construed accordingly;

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     'Hazardous Substances' means any pollutant,  contaminant or other substance which is capable of causing harm or damage to the Environment;

     'the Intellectual Property' means patents, trade and service marks, trade names, domain names, design rights, copyright, moral rights, database rights and trade secrets, in all cases whether or not registered or registrable and including registrations and applications for registration, as are owned or used by each Group Company and including those listed in
     Part 1 of Schedule 7, together with all rights of any Group Company under the IP Licences and the IT Contracts;

     'the Interest Rate' means the interest rate of two percentage points above EURIBOR;

     'the IP Licences' means the licences (including the informal licences with Members of the Seller's Group), agreements and arrangements listed in Part 2 of Schedule 7 under which any Group Company uses or has the right to use any of the Intellectual Property other than the rights under the IT contracts;

     'the IT Contracts' means the agreements listed in Part 3 of Schedule 7 under which any Group Company is provided with services relating to the Computer Systems;

     'Legislation' means any statute, statutory instrument, enactment, law, by-law, directive, decree, ordinance, regulation or other legislative provision enacted in any jurisdiction pursuant to the relevant procedures of that jurisdiction and having the force of law in that jurisdiction, including, for the avoidance of doubt, all applicable provisions of the Treaties constituting the European Community, the European Union and the European Economic Area and all orders and regulations made pursuant to such Treaty or otherwise having the force of law;

     'the London Stock Exchange' means London Stock Exchange plc;

     'a Loss' shall have the meaning attributed thereto by clause 7.2;

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     'the Management  Services Agreement' means the agreement to be entered into on Completion between Sea Containers Estonia Ltd. (1), the Company (2), Silja Line Eesti A/S (3) and Silja Line Ab (4) pursuant to the Business Sale Agreement, in the agreed form;

     'Material Contract' means a contract to which any Group Company is a party (or the benefit of which is held in trust for or has been assigned to any Group Company) and which -

     (a)  currently  results  in  generation  of  annual  turnover  of more than
          (euro)250,000; or

     (b) either is not currently terminable by the relevant Group Company by notice of six months or less or is for a fixed term of which over six months remains outstanding;

     but shall not include any contract which is -

     (a)  an IT Contract or IP Licence,

     (b)  a contract of employment, or

     (c)  a contract of insurance;

     'Overprovision' means the amount by which any provision in the Related Statements relating to Tax (other than a provision for deferred Tax) is overstated except to the extent that such overstatement results from anything occurring after the finalisation of the Completion Accounts and the Related Statemtns, applying the accounting policies, principles and practices adopted in relation to the preparation of the Completion Accounts and the Related Statements (and ignoring the effect of any change in law after Completion);

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     'the Pension Fund' means the Company's pension fund, i.e.  Effoa-koncernens
     pensionsstiftelse   for   Kontorspersonalen   R.S.   (Finnish  Business  ID
     0116629-9);

     'the Pension Fund Accounts' means the audited annual accounts of the Pension Fund for the financial year ended on the Accounting Date (including the notes), together with the reports and other documents required by law to be annexed or attached to them;

     'the Pension Schemes' means:

     (a)  the Finnish statutory earnings-related pension scheme;

     (b)  the Finnish Sampo Life voluntary scheme reference number 45-0S700101;

     (c)  the Finnish Sampo Life voluntary scheme reference number 45-0S70840T;

     (d)  the Finnish Sampo Life voluntary scheme reference number 45-0S711659;

     (e) the Finnish Sampo Life voluntary scheme reference number 45-0S700178;

     (f) the Finnish Varma voluntary scheme reference number 70104-6007A;

     (g)  the informal Silja Oy Ab company pension scheme;

     (h)  the Swedish statutory pension scheme;

     (i)  the Swedish statutory national collective insurance schemes;

     (j)  the Estonian statutory pension scheme; and

     (k)  the German statutory pension scheme,

     (or such one or more of them as the context requires) and `non-statutory Pension Schemes' means schemes (b) to (g) inclusive above;

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     'Pontus' means MS Pontus registered under Finnish flag with register number
     55050;

     'the Provisional Consideration' shall have the meaning attributed thereto by clause 4.2;

     'the Real Property' means each of the properties separately described in column (1) of Schedule 5 and includes any part of or any interest in them;

     'Related Statements' means Completion Adjustment Statement, the Completion Cash Statement, the Completion Debt Statement and the Completion Working Capital Statement, each prepared on the basis of the Completion Accounts and in accordance with Schedule 10;

     'the Refinancing Facility Agreement' means the facility agreement entered into by the Company, HSH Nordbank AG and certain other financial institutions on the date of this Agreement for the purpose of refinancing the Group and repaying the Existing Indebtedness;

     'Relevant Percentage' means in respect of each company set out in Schedule 14 the percentage figure set out opposite each company in such Schedule;

     'Relief' means any relief, loss, allowance, claim, credit, deduction or set-off given, claimed, claimable, due or available pursuant to any Tax Legislation, or any set-off or deduction in computing income, profits or gains for the purposes of any Tax;

     'Saving' means the reduction or elimination of any liability of any Tax Indemnity Company to make an actual payment of Tax in respect of which the Seller would not have been liable under paragraph 4 of Schedule 11, by the use of any Relief arising as a result of:

     (a) a payment under paragraph 4 of Schedule 11 in respect of a Tax Liability; or

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     (b)  the  circumstances  giving rise to a Tax Liability in respect of which the Seller has made a payment under paragraph 4 of Schedule 11;

     'Screen Rate' means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period most closely corresponding to the date on which any payment is made pursuant to clause
     4.5 or 4.6, displayed on the appropriate page of the Telerate screen. If that page is replaced or ceases to be available, the Seller may specify another page or service displaying the appropriate rate;

     'Sea Wind' means the MS Sea Wind registered under Swedish flag with IMO identification number 7128332;

     'Seller Guarantee' means any guarantee, indemnity, security or similar obligation given by the Seller or any other Member of the Seller's Group in connection with any liability of a Group Company, to the extent any such guarantee, indemnity, security or similar obligation, together with its particulars, is listed in Schedule 13;

     'the Seller's Group' means the Seller and any other company, except a Group Company, which at the relevant time is its subsidiary undertaking or parent undertaking or a subsidiary undertaking of any such parent undertaking; and 'Member of the Seller's Group' has a corresponding meaning;

     'the Seller's Solicitors' means Richards Butler LLP of Beaufort House, 15 St Botolph Street, London EC3A 7EE, England;

     'the Shares' means the 62,897,682 shares being all of the issued shares in the Company;

     'Silja Europa' means MS Silja Europa registered under Finnish flag with IMO identification number 8919805;

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     'Silja  Europa  Shares'  means  the 45  shares  with  a  nominal  value  of
     (euro)168.19 each in Silja Europa Oy held by SCL;

     'Silja Festival' means MS Silja Festival registered under Swedish flag with IMO identification number 8306498;

     'Silja Opera' means MS Silja Opera registered under Swedish flag with IMO identification number 7827213;

     'Silja Serenade' means MS Silja Serenade registered under Finnish flag with IMO identification number 8715259;

     'Silja Symphony' means MS Silja Symphony registered under Swedish flag with IMO identification number 8803769;

     'Sky Wind' means MS Sky Wind registered under Swedish flag with IMO identification number 8420842;

     'the Target Working Capital' means negative (euro)11,800,000;

     'Tax' or 'Taxation' means all taxes, duties, levies, social security contributions, imposts, charges, deductions and withholdings of any nature whatsoever, whether created or imposed in the United Kingdom or elsewhere and at whatever time created or imposed which are collected and administered by any Taxation Authority including all penalties, surcharges fines and interest relating to the preceding;

     'Taxation Authority' means any taxing or other authority (whether within or outside the United Kingdom or Finland) competent to impose, assess, administer or collect any Tax including but not limited to HM Revenue & Customs in the United Kingdom and the National Board of Taxes in Finland;

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     'Tax Claim' means any notice,  demand,  assessment letter or other document from which it appears that there is or may be a Tax Liability for which the Seller could become liable under paragraph 4 of Schedule 11;

     'Tax Indemnity Company' means any company set out in Schedule 14;

     'Tax Legislation' means any statute, statutory instrument, enactment, law, by-law, directive, decree, ordinance, regulation or other legislative provision imposing or relating to Tax;

     'Tax Liability' means -

     (a) any liability of a Tax Indemnity Company to make any or any increased actual payment of Tax, or

     (b) the setting off against income, profits or gains earned, accrued, received or realised before Completion of any Relief which is not available before Completion but arises in respect of any Transaction or event occurring after Completion in circumstances where, but for that setting-off, the Tax Indemnity Company would have had an actual Tax Liability in respect of which the Seller would have been liable to make a payment under paragraph 4 of Schedule 11, and in any case to which paragraph (b) above applies, the amount of the Tax Liability shall be the amount of the Tax that would otherwise have been payable but for the setting-off;

     'Tax Specific Indemnity' means the Seller's undertaking to pay set out in paragraph 4 of Schedule 11;

     'Transaction' includes any transaction, act, receipt or distribution and any reference to a Transaction which occurred on or before the Closing Date or to the occurrence of or result of any Transaction on or before the Closing Date which shall include a transaction which is deemed for the purposes of any Tax Legislation to have occurred on or before the Closing Date;

     'UK Listing Authority' means the Financial Services Authority as competent authority to decide on the admission of securities to the Official List;

     'Vessels' means the Silja Europa, Silja Festival, Silja Serenade, Silja Symphony, Sea Wind and Sky Wind;

     'Walrus'   means  MS  Walrus   registered   under   Panama  flag  with  IMO
     identification number 8709573; and

     'the  Warranties'  means the warranties by the Seller contained in Schedule
     8.

1.2  In this Agreement, unless the context otherwise requires -

     (a) an expression which is defined in or to which a meaning is assigned for the purpose of the Companies Act has the same meaning unless it is otherwise defined in this Agreement;

     (b)  a reference to Legislation or to a provision of any Legislation -

          (i) is a reference to that Legislation as it is or was in force on any given moment of time;

          (ii) includes a reference to any previous Legislation or provision which was re-enacted or replaced by that Legislation or provision and any future Legislation or provision which amends, modifies, re-enacts or replaces that Legislation or provision, provided that as between the parties to and for the purposes of this Agreement, no amendment, modification, re-enactment or replacement shall apply to the extent that it arises after Completion and would increase or extend the liability of either party under this Agreement; and

         (iii) in the case of a reference to a statutory provision, includes a reference to any statutory instrument or order made from time to time pursuant to that provision;

     (c) a reference to a document being 'in agreed form' is a reference to a document in the form of the draft which is identifiable by an endorsement (signed or initialled by or on behalf of the parties) to the effect or showing that it is such a document for the purpose of this Agreement;

     (d) where any statement is qualified by the expression 'so far as the Seller is aware' or 'to the best of the Seller's knowledge and belief', or any cognate expression, that statement shall refer to the state of the actual knowledge, after due inquiry, of (i) the members of the board of directors, chief executive officer, chief financial officer, chief IT officer or chief technical officer in each of the Seller, SCL or the Company, or of (ii) Paul Clark, Antti Pankakoski, Steven Robson, Mikael Lindholm, Tuomas Routa, Tuomas Nylund, Pekka Helin, Johan Lindblad or Per-Arvid Skult, and of no other persons and such expressions shall not have imported to them any wider meaning or interpretation or be deemed to include enquiries or actual awareness of any other persons or departments within the Seller or any other member of the Seller's Group. For the avoidance of doubt, due inquiry, as used in this paragraph, shall include making appropriate queries with the top management of subsidiaries, vessel masters, chief mechanics and department heads;

     (e) where any statement is qualified by the expression 'so far as the Buyer is aware' or 'to the best of the Buyer's knowledge and belief', or any cognate expression, that statement shall refer to the state of the actual knowledge, after due inquiry, of (i) the members of the management board of Tallink, chief executive officer, chief financial officer, chief IT officer or chief technical officer in Tallink, or of (ii) Janek Stalmeister, Liisa Oviir-Mokrik or Mare Puusaag, and of no other persons and such expressions shall not have imported to them any wider meaning or interpretation or be deemed to include enquiries or actual awareness of any other persons or departments within the Buyer or any other member of the Buyer's Group;

     (f) a reference to 'Pounds Sterling' or to '(pound)' is a reference to the lawful currency of the United Kingdom;

     (g) a reference to 'Euros' or to '(euro)' or to 'EUR' is a reference to the lawful currency of certain countries in the European Union;

     (h) a reference to 'Estonian kroon' or to 'EEK' is a reference to the lawful currency of the Republic of Estonia;

     (i) a reference to a clause or a Schedule or an Annexure is a reference to a clause of or a Schedule or an Annexure to this Agreement; a reference to a paragraph (unless otherwise stated) is a reference to a paragraph of the Schedule in which the reference appears; and a reference to this Agreement includes a reference to each Schedule and to each Annexure; a reference to a party is a reference to a party to this Agreement; and

     (j) any phrase introduced by the terms 'including' or 'in particular', or any cognate expression, shall be construed as illustrative and not limiting of any preceding words.

1.3 The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.4  Each of the Schedules shall have effect as if set out in this Agreement.

2    CONDITIONS

2.1 Completion shall be conditional upon the Conditions having been satisfied. In the event that the Conditions shall not have been satisfied on or before 28 July 2006 this Agreement shall lapse and no party shall make any claim against any other in respect hereof, save for any antecedent breach.

2.2 Subject to the satisfaction of the matters described in paragraphs 7 and 8 of Schedule 4, SCL shall use all reasonable endeavours to complete the actions specified in Part 1 of Schedule 4 and shall notify the Buyer immediately upon the satisfaction of those conditions.

2.3 Tallink and the Buyer shall use all reasonable endeavours to satisfy or procure the satisfaction of the matters described in paragraphs 7 and 8 of
     Schedule 4 and shall notify the Seller immediately upon the satisfaction of those conditions.

2.4 The Seller and SCL shall use all reasonable endeavours to co-operate with Tallink and the Buyer and to assist them (i) to ensure that the Conditions can be completed, and in particular, the Seller shall use its reasonable endeavours to cause the Group Companies to take action and pass resolutions required to enter into the Refinancing Facility Agreements and to cause the conditions thereunder to be completed, and (ii) to ensure that the Existing Indebtedness and the Existing Indebtedness Repayment Costs can be paid and that the guarantees and security arrangements relating to the Existing Indebtedness can be released.

2.5  Tallink  undertakes  to and  agrees  with the Seller  that the  Supervisory
     Council of Tallink will make a proposal to the general meeting of shareholders of Tallink to vote in favour of the resolution referred to in paragraph 7 of Schedule 4.

2.6 To the best knowledge of Tallink and the Buyer, in relation to the transactions contemplated in this Agreement anti-trust filings will only be required to be made with relevant Authorities in Estonia, Finland and Sweden and in no other jurisdictions. The filings which are required to be made shall, for the purposes of this Agreement, be defined as the "Filings".

2.7 Subject to SCL complying with its obligations in this clause 2.7, Tallink and the Buyer undertake to make all the Filings as promptly as practicable after the date of this Agreement and in all cases within the statutory periods for such Filings. SCL shall promptly cooperate with and promptly provide all information reasonably required by Tallink and the Buyer in connection with any such Filing.

2.8 Without prejudice to clauses 2.6 and 2.7, Tallink and the Buyer shall consult with the Seller's Solicitors in respect of the filings referred to in clause 2.7 and shall provide the Seller's Solicitors with a reasonable opportunity to review such filings prior to their submission to the appropriate Authority. For the purposes of this clause 2.8, a "reasonable opportunity" shall mean two clear Business Days.

3    SALE OF THE SHARES

3.1 The Seller hereby sells the Shares with full title guarantee, and the Buyer and Tallink hereby buy the Shares subject to the terms and conditions of this Agreement, in accordance with an allocation of the total number of Shares between Buyer and Tallink to be determined by Buyer and Tallink at Completion.

3.2 The Shares shall be sold free from all rights of pre-emption, options, pledges, liens, charges and encumbrances and with all rights now or hereafter becoming attached thereto.

3.3 None of the Seller, the Buyer or Tallink shall be bound to complete the sale and purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously.

3.4 The Seller, the Buyer and Tallink acknowledge that on or after Completion Tallink will contribute to the Buyer the Shares it buys from the Seller. Notwithstanding the fact that Tallink has bought and contributed to the Buyer such Shares, the Buyer shall for all purposes of this Agreement be deemed to have bought all the Shares from the Seller and, consequently, have all rights set out in this Agreement (as from the date hereof), including the right to claim compensation for Losses against the Seller and SCL, as if it had originally bought all the Shares directly from the Seller.

4    CONSIDERATION


4.1  The Final Consideration shall be an amount equal to:

     (a)  the Base Consideration;

     (b)  minus the Actual Debt;

     (c)  plus the Actual Cash;

     (d) plus the amount of the difference between the Actual Working Capital and the Target Working Capital if the Actual Working Capital is greater than the Target Working Capital (or minus the amount of such difference if the Actual Working Capital is less than the Target Working Capital). Where any two amounts are being compared for the purpose of determining which is the greater or lesser, a positive amount is greater than a negative amount and, of two negative amounts, the amount closer to zero is the greater amount.

4.2 On the Closing Date the Buyer shall pay in cash to the Seller the Provisional Consideration. The Provisional Consideration will be an amount equal to:

     (a)  the Base Consideration excluding the Consideration Shares;

     (b)  minus the Estimated Debt;

     (c)  plus the Estimated Cash;

     (d)  plus the  amount  of the  difference  between  the  Estimated  Working
          Capital and the Target Working Capital if the Estimated Working Capital is greater than the Target Working Capital (or minus the amount of such difference if the Estimated Working Capital is less than the Target Working Capital). Where any two amounts are being compared for the purpose of determining which is the greater or lesser, a positive amount is greater than a negative amount and, of two negative amounts, the amount closer to zero is the greater amount.

4.3 After the Closing Date the Provisional Consideration shall be adjusted by the Adjustment Amount calculated in accordance with the Completion Adjustment Statement. The Provisional Consideration plus (or minus) the Adjustment Amount will be the Final Consideration.

4.4 The Seller and the Buyer shall procure that, forthwith after Completion, the Completion Accounts and the Related Statements shall be prepared and agreed on or otherwise determined in accordance with the provisions of
     Schedule 10.

4.5 If the Final Consideration calculated in accordance with Schedule 10 is less than the Provisional Consideration the Seller shall, within 2 Business Days after the date on which the Final Consideration is finalised either by agreement between the Seller and Buyer or determination by the Independent Accountants in accordance with paragraph 6 of Schedule 10, pay to the Buyer by SWIFT or similar transfer to SEB Eesti Uhispank, EEUHEE2X (Swift Code), account number 10220056656016 the amount of the shortfall together with interest thereon at the Interest Rate from the Closing Date to the date of payment (inclusive of each date).

4.6 If the Final Consideration calculated in accordance with Schedule 10 exceeds the Provisional Consideration, the Buyer shall, within 2 Business Days after the date on which the Final Consideration is finalised either by agreement between the Seller and Buyer or determination by the Independent Accountants in accordance with paragraph 6 of Schedule 10, pay to the Seller by CHAPS or similar transfer to a bank account number to be notified by the Seller to the Buyer the amount of the excess together with interest thereon at the Interest Rate from the Closing Date to the date of payment (inclusive of each date).

4.7 Any payment made by the Seller under the Warranties or Schedule 11 shall be treated as a reduction in the consideration for the Shares.

4.8 Any transfer taxes payable in respect of the sale and purchase of Shares by the Buyer shall be paid by the Buyer, and any transfer taxes payable in respect of the sale and purchase of Shares by Tallink shall be paid by Tallink.

4.9 For the avoidance of doubt, the Seller shall not be entitled to any increase of the consideration payable for the Shares as a result of any profit of the Group arising from the period from the Closing Statement Date to the Closing Date (the latter inclusive).

4.10 Tallink shall pay for its portion of the Shares by issuing to the Seller the Consideration Shares as set out in clause 4.11. For such purposes, the sale of Shares to Tallink by the

     Seller shall be deemed to constitute a contribution in kind by the Seller against the Consideration Shares.

4.11 Tallink shall issue the Consideration Shares to the Seller, such issue to be initiated at the general meeting of shareholders referred to in Schedule 4 paragraph 7 and finalize such issue without delay after Completion and at the latest on 31 August 2006.

     The Seller undertakes at Completion to subscribe for the Consideration Shares (and Tallink and the Buyer shall take all such actions as are required to ensure that Seller may subscribe for the Consideration Shares on Completion) and to open a securities account where the Consideration Shares may be transferred. The Seller shall co-operate, and shall procure that the Company co-operates, with the Buyer and Tallink in accordance with all of the Buyer's and Tallink's reasonable requests in relation to the share issue, which co-operation shall include (i) making available any and all information required by the auditors in evaluating the Shares and (ii) any action required in relation to the transfer of the Shares bought by Tallink in the Finnish book-entry system from the Seller to Tallink.

     After the subscription of the Consideration Shares by the Seller Tallink shall use all its reasonable efforts to procure the auditor's opinion and after Tallink has obtained the required auditor's opinion relating to the share issue, Tallink shall promptly undertake any and all measures required to finalize the share issue, including submitting the required filing to the relevant corporate register. Neither Tallink nor the Buyer shall undertake any measures which would prevent or delay the issue of the Consideration Shares and neither Tallink nor the Buyer shall exercise or purport to exercise any right (whether arising as a result of a breach of any provision of this Agreement or any other agreement entered into in connection herewith or otherwise) to prevent the issue of the Consideration Shares.

     The measures required in relation to the issue of the Consideration Shares shall take place in accordance with relevant Estonian and Finnish corporate, securities and other Legislation and the rules of the Tallinn Stock Exchange, such measures to include (i) resolutions of Tallink to amend its articles of association so as to permit an increase of its share capital against the contribution in kind and the issue of the Consideration Shares to the Seller, (ii) obtaining of the required auditor's opinion on the share issue, and (iii) the subscription, and registration of the increase of the share capital of Tallink in respect of the Consideration Shares with the relevant corporate register as well as the Tallinn Stock Exchange.

     For the avoidance of doubt, it is agreed that under no circumstances shall the Seller have the right to claim the Shares that Tallink has bought to be returned to the Seller and the Seller accepts that the remedy for any breach by Tallink of its obligations under this clause 4 shall be monetary compensation for any loss suffered as a result of such breach. The allocation of the number of Shares by Buyer and Tallink under clause 3.1 above shall not impact such Tallink's liability under this clause 4 which shall in no event exceed an amount corresponding to 5,000,000 (five million) multiplied by the issue price of the Consideration Shares.

4.12 Except with the written consent of the Supervisory Board of Tallink, the Seller shall not prior to the first anniversary of the Closing Date, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, any of the Consideration Shares, or enter into any swap or other agreement or any transaction to transfer the economic consequence of ownership of the Consideration Shares or publicly announce an intention to effect any such transaction. Notwithstanding the above, the Seller shall be entitled to transfer the Consideration Shares to another company in the Seller's Group, provided that such transferee undertakes to comply with the restrictions set out in this clause 4.12. If the Seller or such permitted transferee ceases to belong to the Seller's Group, it shall prior to such cessation transfer the Consideration Shares to another member of the Seller's Group that undertakes to comply with the restrictions in this clause 4.12.

5    COMPLETION

5.1 The sale and purchase of the Shares shall be completed at the offices of the Seller's Solicitors on the Closing Date.

5.2 On Completion the Seller shall do, or procure to be done, the things specified in Schedule 6.

5.3 The Buyer and the Seller shall co-operate so as to cause, upon Completion, the repayment of the Existing Indebtedness by the monies drawn by the Group Companies under the Refinancing Facility Agreement. The Seller hereby undertakes to reimburse to the Group Companies all Existing Indebtedness Repayment Costs upon Completion.

5.4  On Completion the title to the Shares shall pass to the Buyer.

5.5 On Completion, the Seller shall (i) release or procure to be released any and all security interests, mortgages, charges, pledges or other encumbrances over the Shares and the assets and properties of the Group Companies for any obligations of the Members of the Seller's Group and (ii) release the Group Companies from any guarantee obligations for any obligations of the Members of the Seller's Group.

6    POST-COMPLETION OBLIGATIONS

6.1 The Buyer undertakes with the Seller for itself and as trustee for each Member of the Seller's Group that -

     (a) it shall obtain the release of the Seller as soon as practicable (and in any event no later than 30 days from Completion) after Completion from any Seller Guarantee and that it shall give or procure to be given any further guarantee, indemnity, security or similar obligation which may be required as a condition for such release;

     (b) from Completion until such release is obtained, it shall not and it shall procure that each Group Company shall not do or omit to do any act or thing whereby the liability of the Seller in respect of such guarantee, indemnity or security is increased or extended; and

     (c) it shall indemnify the Seller against every liability (including both internal and external costs and expenses) incurred after Completion in relation to any such guarantee, indemnity, security or similar obligation.

6.2 Nothing in this Agreement confers upon the Buyer or any member of the Buyer's Group (including the Group Companies and the Companies listed in
     Schedule 3) any right, title, or interest in the 'Sea Containers', 'SeaCat', or 'SuperSeaCat' names or any and all trade marks including any of the foregoing (together the 'SeaCo IP'). From Completion, the Buyer shall not, and shall procure that the other members of the Buyer's Group (including the Group Companies and the Companies listed in Schedule 3) shall not, use all or any part of the SeaCo IP whether alone or in combination with any other name or mark of any kind whatsoever. The Buyer shall, and shall procure that the other members of the Buyer's Group (including the Group Companies and the Companies listed in Schedule 3) waive and surrender all or any of their rights and interest (of whatsoever kind) in respect of the SeaCo IP.

6.3 The Buyer shall indemnify the Seller for itself and as trustee for each Member of the Seller's Group against all losses, damages, claims, costs and expenses (both internal and external) which the Seller or any Member of the Seller's Group may suffer as a result of any breach of clause 6.2.

6.4  The Buyer shall procure that -

     (a) each Group Company shall preserve until the sixth anniversary of Completion all books, records and documents which are at Completion in each Group

          Company's possession or under each Group Company's control insofar as they record matters occurring on or before Completion; and

     (b) until the sixth anniversary of Completion (or in the event of any claim being made by the Buyer under the Warranties or Schedule 11 until such later time as that claim is settled), the Seller and its agents, accountants, solicitors and other professional advisers shall be allowed to inspect and, at the Seller's expense, take copies of the books, records and documents referred to in clause 6.4(a) (but only in relation to matters recorded therein which occurred on or before Completion) at all reasonable times upon the Seller giving reasonable notice of such requirement to the relevant Group Company.

7    WARRANTIES

7.1 The Seller warrants to the Buyer in the terms of the Warranties on the date hereof and at Completion. The Warranties are subject to and limited by the provisions of this Agreement including in particular Schedule 9.

7.2 The Seller hereby agrees to indemnify and hold harmless, the Buyer and the Group Companies from and against any losses, damages, costs and expenses (including reasonable attorney's fees) (`a Loss') actually incurred by the Buyer or any of the Group Companies as a result of any breach by the Seller of any of the Warranties or any other covenants and undertakings made or to be performed by the Seller under this Agreement giving rise to a Claim. The Buyer hereby agrees to indemnify the Seller and each other Member of the Seller's Group from and against any losses, damages, costs and expenses (including reasonable attorney's fees) actually incurred by the Seller or any other Member of the Seller's Group as a result of any breach by the Buyer of any warranties, covenants or undertakings made or to be performed by the Buyer under this Agreement.

7.3 The Buyer acknowledges and agrees that, other than as set out in this Agreement or any other agreement entered into pursuant to this Agreement, it shall have no remedy in respect of any representation, warranty, opinion, undertaking, promise or assurance of any description oral or written (whether innocently or negligently made by any person whether or not a party to this Agreement) upon which it relied in entering into this Agreement other than a representation, warranty, promise or assurance which has been made fraudulently.

7.4 Other than as expressly set out in this Agreement, the Buyer acknowledges and agrees that it shall not have any right whether before or after Completion to rescind or terminate this Agreement and shall not be entitled to treat the Seller as having repudiated this Agreement and that the sole remedy of the Buyer against the Seller for breach of the Warranties shall be damages, provided that nothing in this clause shall exclude or affect any right or remedy available to the Buyer in respect of fraud.

7.5 The Buyer agrees that it has no rights against any Member of the Seller's Group (other than the Seller and SCL) in connection with this Agreement or the transaction described in it (and to the extent that any Member of the Buyer's Group has any rights in connection with this Agreement (but excluding the Business Sale Agreement, the Management Services Agreement and the other agreements referred to in Part 1 of Schedule 4) against any Member of the Seller's Group (including the Seller and SCL), the Buyer shall (in the absence of fraud) procure that each Member of the Buyer's Group shall waive such rights) and the Buyer undertakes that (in the absence of fraud) it shall not make any claim against any Member of the Seller's Group (other than the Seller and SCL) in connection with this Agreement or the transaction described in it.

7.6 The Buyer hereby irrevocably waives (in the absence of fraud) any claim it may have against any present or former employee, director, agent or officer of either any Group

     Company or any Member of the Seller's Group in connection with this Agreement or the transaction described in it.

7.7 The Seller shall procure that, from the date of this Agreement until Completion -

     (a) the business of each Group Company is carried on in the ordinary and usual course without any change in the nature, scope or conduct thereof and so as to maintain the same as a going concern subject to any restrictions on doing so imposed by this Agreement;

     (b)  the  business  of each  Group  Company  shall  be  carried  out in the ordinary  course so as not to  endanger  any  state aid or  concession
          relating  to  onboard  employees   currently  received  by  the  Group
          Companies;

     (c) as reasonably requested by the Buyer from time to time, and subject to applicable competition Legislation, it shall solely for the purposes of monitoring compliance with paragraphs (a) and (b) above and for planning integration, have access to the Group Companies' records and be informed of operational, financial and commercial issues reported to the Group Companies' management boards and of resolutions of the management boards and/or boards of directors of the Group Companies. For the avoidance of doubt, any information provided pursuant to this provision shall not include information relating to any business connected with the ferry services operated between Helsinki and Tallinn. Any such access and information shall by the Buyer be treated as confidential information and only disclosed to such persons in the Buyer's organisation that reasonably need such access or information for the purposes of consummation of the transaction contemplated by this Agreement. Any such information received shall be returned to the Seller should Completion not occur;

     (d) the Seller shall procure that the Group Companies maintain adequate insurance cover, and shall procure that the Group Companies maintain adequate insurance cover; and

     (e) no Group Company shall enter into any contract or commitment or do anything which, in any case, is out of the ordinary and usual course of its business and of a material nature without the prior written consent of the Buyer. In particular, but without limiting the foregoing, the Seller shall procure that from the date of this Agreement until Completion, save with the prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed) or as contemplated by this Agreement, no Group Company shall -

          (i)  make any alteration to its articles of association;

          (ii) dispose  of   (whether  by  one   transaction   or  a  series  of
               transactions), the whole or any substantial or material part of its business or undertaking;

         (iii) allot or issue or agree to allot or issue any shares or any securities or grant or agree to grant rights which confer on the holder thereof any rights to acquire any shares;

          (iv) declare, pay or make any dividend or other distribution;

          (v) repay or redeem any of its share capital or other shareholders' equity;

          (vi) reduce its share capital or other shareholders' equity;

         (vii) resolve to be wound up or commence any general meeting at which a resolution is to be proposed that it shall be voluntarily wound up;

        (viii) acquire any business by merger, purchase of substantial assets or equity interests, or by another manner, in a single transaction or a series of related transactions, or enter into any agreement, letter of intent or similar arrangement with respect of the foregoing;

          (ix) grant material salary or wage increases to employees, or make any bonus, profit sharing, pension, retirement or insurance payment, distribution or arrangement to or with any officer or employee, except for payments that were included in the Accounts, or are paid out in the ordinary course of business pursuant to agreements and undertakings in effect at the date hereof;

          (x) terminate the employment or service of any members of the top management of any Group Company;

          (xi) make any material change in any accounting practices or change in any inventory or working capital management policies or practices including policies or practice relating to invoicing, debt-collection, write-offs of debt, payables, inventory or similar matters; or

         (xii) settle and/or compromise any tax liability, prepare any tax returns in a manner which is inconsistent with past practices with respect to the treatment of items on such tax returns, or file an amended tax return or claim for a refund of taxes, other than, in each case, in the ordinary course of business consistent with past practice;

        (xiii) cancel  or waive  any  claims  or  rights of value in excess of
               (euro)50,000;

         (xiv) purchase, lease or otherwise acquire, or sell, lease, license or otherwise dispose of, any assets or properties having a value in excess of

               (euro)150,000, except in any such case (i) pursuant to existing contracts or commitments or (ii) otherwise in the ordinary course consistent with past practices;

          (xv) approve or commit to make any new capital expenditure aggregating in excess of (euro)150,000;

         (xvi) materially delay or abandon any major capital expenditures for projects currently in progress;

        (xvii) enter into, materially amend or become subject to any contract, unless in the ordinary course of business;

       (xviii) increase or permit the increase of any borrowing or other items identified in paragraph 5(c) of Schedule 10;

         (xix) permit the establishment of any security interests, mortgages, charges, pledges or other encumbrances over the assets and properties of the Group Companies other than those arising by operation of law;

          (xx) pay their debts in advance of them falling due;

         (xxi) delay paying their trade creditors; or

        (xxii) omit to protect  the Group  Companies'  Intellectual  Property,
               including   by  failing  to   maintain   and  renew  all  current
               registrations that are about to lapse during the period of six months from the date of this Agreement.

     (f) Notwithstanding anything to the contrary in clause 7.7 (e) above, the Seller acknowledges that it is reasonable for the Buyer not to give its consent in relation to matters set out in clauses 7.7 (e) (i) through (xiii).

7.8 Notwithstanding clause 7.1, the Seller shall be entitled at the latest five Business Days prior to Completion to update in writing, and such additional disclosure to meet the criteria for "Fairly Disclosed", the disclosures set out in the Disclosure Letter but only subject to clause 7.9 and in respect of the Warranties in paragraphs 20, 21, 25, 27, 29(a) and (c), 30(c) and
     (d), 33, 34, 39, 41, 42, 48, 51, 57, 58, 59, 60, 63 and 78.

7.9 The update of the Disclosure Letter under clause 7.8 shall be permitted only in relation to matters and circumstances that -

     (a)  have occurred or arisen after the entry into this Agreement; and

     (b) have occurred or arisen in the ordinary course of business of the Group; and

     (c) do not occur or arise as a result of any act or omission (other than in the ordinary course of business, however, in no event by a breach of this Agreement) of any Group Company, the Seller or SCL or any other Member of the Seller's Group.

7.10 The Buyer shall have the right to arrange for a physical onboard inspection of the Vessels and an underwater inspection of the Vessels by a diver approved by the Classification Society, in each case prior to Completion, at the time and place agreed between the Seller and the Buyer. The Seller hereby undertakes not to unreasonably hinder such inspections. The extent of the inspection and the conditions under which it shall be performed shall be to the satisfaction of the Classification Society.

8    BUYER'S AND TALLINK'S WARRANTIES

8.1  Each of the Buyer and Tallink warrants to the Seller as follows -

     (a) it has the requisite power and authority to enter into and perform this Agreement and any other agreement referred to in this Agreement to which it is or has agreed to become a party (the `Buyer Documents');

     (b)  this  Agreement   constitutes  and  the  Buyer  Documents  will,  when
          executed, constitute binding obligations of the Buyer in accordance with their respective terms;

     (c) it has obtained all necessary approvals in respect of this Agreement and the Buyer Documents, subject, however, to paragraphs 7 and 8 of
          Schedule 4; and

     (d) the execution and delivery of, and the performance by it of its obligations under, this Agreement and the Buyer Documents will not -

          (i) be or result in a breach of any provision of its memorandum or articles of association;

          (ii) be or result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound and which would render unlawful the transactions contemplated by this Agreement;

         (iii) be or result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound and which would render unlawful the transactions contemplated by this Agreement; or

          (iv) require it to obtain any consent or approval of or give any notice to or make any registration with any governmental or other authority or third party which has not been unconditionally and irrevocably obtained or made at the date of this Agreement, with the exception of items set out in paragraph 8 of Schedule 4; and

     (e) it is not aware of any breach of the Warranties the consequences of which it is aware.

8.2 The Seller acknowledges and agrees that it shall not have any right whether before or after Completion to rescind or terminate this Agreement and shall not be entitled to treat the Buyer and/or Tallink as having repudiated this Agreement and that the sole remedy of the Seller against the Buyer and/or Tallink for breach of the warranties in clause 8.1 shall be damages, provided that nothing in this clause shall exclude or affect any right or remedy available to the Seller in respect of fraud.

9    GUARANTEES

9.1 In consideration of the Buyer entering into and performing its obligations under this Agreement, SCL irrevocably and unconditionally -

     (a) guarantees to the Buyer punctual performance by the Seller of all the Seller's respective obligations under this Agreement;

     (b) undertakes to the Buyer that whenever the Seller does not pay any amount or perform any obligation when due under this Agreement, SCL shall immediately on demand pay that amount or perform or procure the performance of that obligation as if it were the principal obligor; and

     (c) indemnifies the Buyer immediately on demand against any cost, loss or liability suffered by the Buyer if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount that the Buyer would otherwise have been entitled to recover from the Seller's Group under the Agreement, including any cost, loss or liability incurred as a result of such unenforceability, invalidity or illegality.

9.2 This guarantee is a continuing guarantee and will extend to the sums payable by the Seller under this Agreement (including sums referred to in clause 9.1(c) above) regardless of any intermediate payment or discharge in whole or in part. This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Buyer.

9.3 If any payment or performance by the Seller or SCL (each called an 'Obligor') or any discharge given by the Buyer (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event -

     (a) the liability of each Obligor shall continue as if the payment, performance, discharge, avoidance or reduction had not occurred; and

     (b) the Buyer shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, performance, discharge, avoidance or reduction had not occurred.

9.4 The obligations of SCL under clauses 9.1 to 9.7 will not be affected by any act, omission, matter or thing which, but for this clause 9,4, would reduce, release or prejudice any of its obligations under clauses 9.1 to
     9.7 (without limitation and whether or not known to it or the Buyer) including -

     (a) any release, time, waiver or consent granted to, or composition with, any Obligor or other person;

     (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (c) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

     (d)  any amendment (however fundamental) or replacement of this Agreement;

     (e) any unenforceability, illegality or invalidity of any obligation of any person under this Agreement; or

     (f)  any insolvency or similar proceedings.

9.5 SCL waives any right it may have of first requiring the Buyer to proceed against or enforce any other rights or security or claim payment from any person before claiming from SCL under clauses 9.1 to 9.7.

9.6 Until all amounts which may be or become payable by an Obligor under this Agreement have been irrevocably paid in full, the Buyer may -

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by the Buyer in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and SCL shall not be entitled to the benefit of the same; and

     (b) hold in an interest-bearing suspense account any moneys received from SCL or on account of SCL's liability under clauses 9.1 to 9.7.

9.7 Until all amounts which may be or become payable by an Obligor under this Agreement have been irrevocably paid in full and unless the Buyer otherwise directs, SCL will not exercise any rights which it may have by reason of performance by it of its obligations under this Agreement to -

     (a)  be indemnified by an Obligor;

     (b) claim any contribution from any other guarantor of any Obligor's obligations under this Agreement; or

     (c) take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Member of the Buyer's Group under this Agreement.

9.8 In consideration of the Seller entering into and performing its obligations under this Agreement, Tallink irrevocably and unconditionally -

     (a) guarantees to the Seller punctual performance by the Buyer of all the Buyer's obligations under this Agreement;

     (b) undertakes to the Seller that whenever the Buyer does not pay any amount or perform any obligation when due under this Agreement, Tallink shall immediately on demand pay that amount or perform or procure the performance of that obligation as if it were the principal obligor; and

     (c) indemnifies the Seller immediately on demand against any cost, loss or liability suffered by the Seller if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount that the Seller would otherwise have been entitled to recover from the Buyer's Group under the Agreement, including any cost, loss or liability incurred as a result of such unenforceability, invalidity or illegality.

9.9 This guarantee is a continuing guarantee and will extend to the sums payable by the Buyer under this Agreement (including sums referred to in clause 9.8(c) above) regardless of any intermediate payment or discharge in whole or in part. This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Seller.

9.10 If any payment or performance by the Buyer or Tallink (each called a 'Tallink Obligor') or any discharge given by the Seller (whether in respect of the obligations of a Tallink Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event -

     (a) the liability of each Tallink Obligor shall continue as if the payment, performance, discharge, avoidance or reduction had not occurred; and

     (b) the Seller shall be entitled to recover the value or amount of that security or payment from each Tallink Obligor, as if the payment, performance, discharge, avoidance or reduction had not occurred.

9.11 The obligations of Tallink under clauses 9.8 to 9.14 will not be affected by any act, omission, matter or thing which, but for this clause 9.11, would reduce, release or prejudice any of its obligations under clauses 9.8 to 9.14 (without limitation and whether or not known to it or the Seller) including -

     (a) any release, time, waiver or consent granted to, or composition with, any Tallink Obligor or other person;

     (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Tallink Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (c) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Tallink Obligor or any other person;

     (d)  any amendment (however fundamental) or replacement of this Agreement;

     (e) any unenforceability, illegality or invalidity of any obligation of any person under this Agreement; or

     (f)  any insolvency or similar proceedings.

9.12 Tallink waives any right it may have of first requiring the Seller to proceed against or enforce any other rights or security or claim payment from any person before claiming from Tallink under clauses 9.8 to 9.14.

9.13 Until all amounts which may be or become payable by a Tallink Obligor under this Agreement have been irrevocably paid in full, the Seller, may -

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by the Seller in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and Tallink shall not be entitled to the benefit of the same; and

     (b) hold in an interest-bearing suspense account any moneys received from Tallink or on account of Tallink's liability under clauses 9.8 to 9.14.

9.14 Until all amounts which may be or become payable by a Tallink Obligor under this Agreement have been irrevocably paid in full and unless the Seller otherwise directs,

     Tallink will not exercise any rights which it may have by reason of performance by it of its obligations under this Agreement to -

     (a)  be indemnified by a Tallink Obligor;

     (b) claim any contribution from any other guarantor of any Tallink Obligor's obligations under this Agreement; or

     (c) take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Member of the Seller's Group under this Agreement.

10   NOTICES

10.1 Any notice or other communication to be given under this Agreement shall be given in writing by delivering it by hand or sending it by registered mail or if overseas, by airmail, in each case to the address and marked as set out below -

     (a) In the case of the Buyer or Tallink, to its registered office for the time being, marked `For the Attention of the Secretary', with a copy to the Buyer's Solicitors (ref: Raino Paron) (but not to constitute notice); and

     (b) In the case of the Seller or SCL, to the registered office for the time being of Sea Containers Services Limited marked `For the Attention of the Secretary', with a copy to the Seller's Solicitors (ref: MJD/CMB/1014863) (but not to constitute notice).

10.2 A notice or other communication delivered by hand shall be deemed to be given -

     (a) at the time of delivery if it is delivered before 5.00 pm on a Business Day; and

     (b)  in any other case at 9.00 am on the next following Business Day.

10.3 A notice or other communication sent by post in the manner provided by clause 10.1 shall be deemed to be given on the expiry of 72 hours after the envelope containing it was posted; and proof that the envelope was properly addressed, prepaid and posted shall be sufficient evidence that the notice or other document was duly given.

10.4 Each of the Buyer and Tallink irrevocably appoints Ingleby (1699) Limited of 55 Colmore Row, Birmingham B3 2AS as its process agent to receive on its behalf service of process in any proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Buyer or Tallink, as the case may be). If for any reason such process agent ceases to be able to act as a process agent or no longer has an address in England each of the Buyer and Tallink irrevocably agrees to appoint a substitute process agent acceptable to the Seller immediately and to deliver to the Seller a copy of the new process agent's acceptance of that appointment within 28 days.

10.5 SCL irrevocably appoints Sea Containers Services Limited of 20 Upper Ground, London SE1 9PF as its process agent to receive on its behalf service of process in any proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the SCL, as the case may be). If for any reason such process agent ceases to be able to act as a process agent or no longer has an address in England SCL irrevocably agrees to appoint a substitute process agent acceptable to the Buyer immediately and to deliver to the Buyer a copy of the new process agent's acceptance of that appointment within 28 days.

11   GENERAL

11.1 The parties shall pay their own respective costs and expenses in connection with and incidental to this Agreement.

11.2 Except insofar as either party is required by law or the requirements of any listing authority, securities exchange or regulatory or governmental body (including the UK Listing Authority or the London Stock Exchange) and then after consultation with the other party, no announcement of the sale and purchase of the Shares or the terms of this Agreement shall be made by either party to any person without the consent of the other party except in the agreed terms and pending any announcement each party shall use its best endeavours to keep the existence of this Agreement and its terms confidential.

11.3 The Warranties, the specific indemnities in Schedule 11 and all other provisions of this Agreement, insofar as they have not been performed at Completion, shall not be extinguished and shall remain in full force and effect notwithstanding Completion.

11.4 This Agreement together with any documents referred to in it constitutes the whole agreement of the parties in relation to its subject matter and supersedes any previous agreements, representations, warranties or arrangements (whether in writing or oral) between them in relation to that matter; and no modification of this Agreement shall be effective unless it is made in writing and signed by all the parties hereto.

11.5 Any of the persons referred to in clause 7.6 may enforce the provisions of that clause 7.6 subject to and in accordance with clause 11.8 and subject to the provisions of the Contracts (Rights of Third Parties) Act 1999.

11.6 Any member of the Seller's Group may enforce the terms of clause 6.1 subject to and in accordance with clause 11.8.

11.7 Save as provided in clause 11.5 and in clause 11.6, no term of this Agreement shall be enforceable under either the Contracts (Rights of Third Parties) Act 1999 or by any person who is not a party to it.

11.8 Notwithstanding   that  any  term  of  this  Agreement  may  be  or  become
     enforceable by a person who is not a party to it, the terms of this Agreement may be varied, modified, amended, or this Agreement may be suspended, cancelled or terminated by agreement in writing between the parties without the consent of any such third party.

11.9 Any individual provision of this Agreement which is or becomes legally invalid, or any omission to provide for any subject matter, shall not affect the validity of the remaining provisions of this Agreement. In such cases, the parties shall seek effective solutions approximating as closely as possible the economic effect to the invalid or omitted provisions.

11.10 This Agreement is personal to the parties and neither this Agreement nor any of the benefits arising under it (including the benefit of the Warranties) may be assigned without the prior consent of the other party except that the Buyer and Tallink each may assign, without the consent of any other party, the benefit of all or any part of this Agreement and any or all of its rights hereunder (i) for the benefit of the lenders from time to time under the Refinancing Facility Agreement and (ii) for the benefit of any company in the Buyer's Group. The liability of the Seller to any such assignee shall not be greater than its liability to the Buyer and Tallink. In the event the Buyer and/or Tallink assigns any of its rights under or any or all of the benefit of this Agreement as provided above, upon the request of the assignor, each of the Seller and SCL agrees to confirm (for the avoidance of doubt), the validity of such rights and benefit under this Agreement in favour of, and its obligation to make payments hereunder directly, to the assignee.

11.11 The exercise, or partial exercise, of or any delay or omission in exercising any right conferred by this Agreement on either party shall not constitute a waiver of that or any other right or remedy available to that party nor, subject to the time limits for making claims set out in Schedules 9 and 11, affect the right to exercise that right or remedy at a later time.

11.12 This Agreement may be executed in more than one counterpart and shall come into force once each party has executed such a counterpart in identical form and exchanged it with the other party.

11.13 English law shall apply to the whole of this Agreement and the parties submit to the exclusive jurisdiction of the English courts.

11.14 In the event of any dispute arising out of or in connection with this Agreement (a "Dispute"), the parties shall negotiate in good faith with a view to resolving the dispute.

11.15 If the parties, having negotiated as aforesaid, have been unable to reach agreement on the matter in dispute within a period of 20 Business Days from the date on which the Dispute arose, the Dispute (including any question regarding its existence, validity or termination, or the legal relationships established by this Agreement) shall be referred to and finally resolved by arbitration in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof to be settled by three arbitrators, each party appointing one arbitrator, the third being appointed by the two arbitrators. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days. If either of the appointed arbitrators refuses or is incapable of acting, the party who appointed him shall appoint a new arbitrator in his place. If one of the parties fails to appoint an arbitrator, either originally or by substitution, within fourteen days of receipt of the nomination in writing of the other party's arbitrator, the party appointing the relevant arbitrator shall also appoint an arbitrator on behalf of the party in default. The award rendered by the Arbitration Court shall be final and binding upon the parties.

11.16 It is agreed that -

     (a)  the place of the arbitration shall be London; and

     (b)  the language of the arbitration shall be English.

                                   SCHEDULE 1


                                   THE COMPANY


1    Name                                  :    Silja Oy Ab

2    Registered number                     :    5.916

3    Business Organisation number               0114296-7

4    Registered office                     :    Espoo

5    Date and place of incorporation       :    5 March 1897, Finland

6    Authorised share capital              :    Min capital: EUR 50,000,000.00
                                                Max capital: EUR 200,000,000.00

7    Issued share capital                  :    EUR 105,786,307.15 fully paid up
                                                consisting of
                                                62,897,682 shares

8    Board of Directors                    :    Robert Mackenzie (Chairman)
                                                Paul Clark
                                                Ian Charles Durant
                                                Eric David Nilsson
                                                Tor Nils Gustaf Palmgren

9    Managing Director                     :    Antti Pankakoski

10   Auditors                              :    Deloitte & Touche Oy

11   Accounting reference date             :    31 December

                                   SCHEDULE 2


                      THE COMPANY'S SUBSIDIARY UNDERTAKINGS


1     Name                                 :    SeaWind Line Oy Ab

2     Registered number                    :    424.299

3     Business Organisation number              0722859-3

4     Registered office                    :    Abo (domicile)

5     Date and place of incorporation      :    14 December 1988, Finland

6     Authorised share capital             :    Min capital:  EUR  16,818.79
                                                Max capital:  EUR  67,275.17

7     Issued share capital                 :    EUR 16,818.79 fully paid up
                                                consisting of 100 shares

8     Board of Directors                   :    Lars-Johan Lindblad (Chairman)
                                                Mikael Lindholm
                                                Antti Pankakoski

9     Managing Director                    :    Mats Karl Henrik Rosin

10    Auditors                             :    Tuomo Tapani Vesanen
                                                Deloitte & Touche Oy (deputy)

11    Accounting reference date            :    31 December

                      THE COMPANY'S SUBSIDIARY UNDERTAKINGS




1    Name                                 :    SeaWind Line Aktiebolag

2    Registered number                    :    556336 - 7910

3    Registered office                    :    Stockholm

4    Date and place of incorporation      :    9 November 1988, Sweden

5    Authorised share capital             :    Max: SEK  400,000.00
                                               Min: SEK  100,000.00

6    Issued share capital                 :    SEK 100,000.00 consisting
                                               of 1,000 shares

7    Board of Directors                   :    Mats Karl Henrik Rosin (Chairman)
                                               Bjorn Ake Lindqvist
                                               Kim Johan Sebastian Soderstrom

8    Auditors                             :    Deloitte AB

9    Accounting reference date            :    31 December

                      THE COMPANY'S SUBSIDIARY UNDERTAKINGS



1    Name                                    :    Silja Line GmbH

2    Registered number                       :    Amtsgericht Lubeck HRB 649

3    Registered office                       :    Lubeck

4    Date and place of incorporation         :    24 November 1972, Germany

5    Issued share capital                    :    (euro)25,564.59 (DM 50,000.00)

6    Managing Director                       :    Matti Tapio Orama

7    Auditors                                :    Deloitte & Touche GmbH

8    Accounting reference date               :    31 December

                      THE COMPANY'S SUBSIDIARY UNDERTAKINGS



1    Name                                     :    Silja Line Eesti A/S

2    Registered number                        :    10378774 (or TRE 000060)

3    Registered office                        :    Tartu mnt 63, 10115 Tallinn

4    Date and place of incorporation          :    9 February 1998, Estonia

5    Issued share capital                     :    EEK 400,000.00

6    Board of Directors                       :    Ari-Pekka Juhani Soini
                                                   Meelis Laido
                                                   Peep Siinmaa

7    Supervisory Board                        :    Veli Niukko,
                                                   Per Arvid Skult,
                                                   Matti Tapio Orama

8    Auditors                                 :    Deloitte & Touche

9    Accounting reference date                :    31 December

                      THE COMPANY'S SUBSIDIARY UNDERTAKINGS



1    Name                                   :    Silja Line Aktiebolag

2    Registered number                      :    556342 - 6138

3    Registered office                      :    Positionen 8, 115
                                                 74 Stockhom

4    Date and place of incorporation        :    4 October 1988, Sweden

5    Authorised share capital               :    Min: SEK    5,000,000.00
                                                 Max: SEK   20,000,000.00

6    Issued share capital                   :    SEK 5,000,000.00 consisting
                                                 of 50,000 shares

7    Board of Directors                     :    Pekka Johannes Helin (Chairman)
                                                 Ritva Anneli Forss
                                                 Bjorn Ake Lindqvist
                                                 Folke Gunnar Arthur Matrosow
                                                 Per Arvid Skult
                                                 Karin Barth
                                                 Hans Lennart Jonsson
                                                 Antti Pankakoski

8    Managing Director                      :    Antti Pankakoski

9    Auditors                               :    Deloitte AB

10   Accounting reference date              :    31 December

                      THE COMPANY'S SUBSIDIARY UNDERTAKINGS





1   Name                                    :    Silja Cruise AB

2   Registered number                       :    556620-8178

3   Registered office                       :    Positionen 8, 115 74 Stockholm

4   Date and place of incorporation         :    22 November 2001, Stockholm

5   Authorised share capital                :    Min capital: EUR 11,000.00
                                                 Max capital: EUR 44,000.00

6   Issued share capital                    :    EUR 11,000.00 consisting
                                                 of 1,000 shares

7   Directors                               :    Antti Pankakoski
                                                 Mikael Lindholm
                                                 Bjorn Ake Lindqvist

8   Managing Director                       :    Antti Pankakoski

9   Auditors                                :    Deloitte AB

10  Accounting reference date               :    31 December

                      THE COMPANY'S SUBSIDIARY UNDERTAKINGS


1    Name                               :    Sally Ab

2    Registered number                  :    363.441

3    Business Organisation number            0615584-7

4    Registered office                  :    Mariehamn (domicile)

5    Date and place of incorporation    :    31 December 1985, Finland

6    Authorised share capital           :    Min capital: EUR 1,681,879.26
                                             Max capital: EUR 6,727,517.06

7    Issued share capital               :    EUR 1,681,879.26 fully paid up
                                             consisting  of 1,000 shares

8    Board of Directors                 :    Antti Pankakoski (Chairman)
                                             Gengerd Margareta Fyrqvist-Etzell
                                             Cay Goran Bernhard Strandell

9    Supervisory Board                  :    Bengt Christian Filip Gronvall
                                               (Chairman)
                                             Pekka Johannes Helin
                                             Jarmo Tuomas Ilmari Nylund
                                             Yrjo Tuomas Routa
                                             Per Arvid Skult

     Managing Director                  :    Veli Matti Olavi Niukko

10   Auditors                           :    Jorma Kalervo Kemppainen
                                             Tuomo Tapani Vesanen
                                             Deloitte & Touche Oy (deputy)

11   Accounting reference date          :    31 December

                      THE COMPANY'S SUBSIDIARY UNDERTAKINGS



1    Name                              :   Oy Turun Meritalo-Sjohuset i Abo Ab

2    Registered number                 :   340.423

3    Business Organisation number:         0568369-9

4    Registered office                 :   Abo (domicile)

5    Date and place of incorporation   :   27 September 1984, Finland

6    Authorised share capital              --

7    Issued share capital              :   EUR 42,046.98 fully paid up
                                           consisting of 250 shares

8    Board of Directors                :   Maria Carita Frolander-Ulf (Chairman)
                                           Per Arvid Skult
                                           Kim Johan Sebastian Soderstrom

9    Managing Director                 :   Veli Matti Olavi Niukko

10   Auditors                          :   Tuomo Tapani Vesanen
                                           Deloitte & Touche Oy (deputy)
11   Accounting reference date         :   31 December

                      THE COMPANY'S SUBSIDIARY UNDERTAKINGS




1   Name                                 :    Eff-Shipping Limited

2   Registered number                    :    252957

3   Registered office                    :    The offices of Huntlaw Corporate
                                              Services Ltd
                                              The Huntlaw Building
                                              PO Box 1350
                                              George Town
                                              Island of Grand Cayman

4   Date and place of incorporation      :    29 October 1986, George Town,
                                              Grand Cayman

5   Authorised share capital             :    $50,000.00 divided into 50,000
                                              shares of $1.00 each

6   Directors                            :    Per Arvid Skult
                                              Steven G. Robson
                                              Antti Pankakoski

7   Secretary                            :    Huntlaw Corporate Services Ltd.

8   Auditors                             :    Mr Tuomo Vesanen and Deloitte &
                                              Touche as substitute to the
                                              auditor

9   Accounting reference date            :    31 December

                      THE COMPANY'S SUBSIDIARY UNDERTAKINGS


1    Name                               :  Crown Cruise Line Incorporated S.A.

2    Registered number                  :  241614

3    Registered office                  :  Vallarino, Vallarino & Rivera, Panama

4    Date and place of incorporation    :  29 November 1990

5    Authorised share capital           :  --

6    Issued share capital               :  EUR 5,736,000.00

7    Directors                          :  Mikael Lindholm
                                           Per Arvid Skult
                                           Fernando Vallarino
                                           Carita Frolander-Ulf

8    Secretary                          :  Per Arvid Skult

9    Auditors                           :  N/A

10   Accounting reference date          :  31 December

                      THE COMPANY'S SUBSIDIARY UNDERTAKINGS



1    Name                               :  Effjohn International Cruise Holdings
                                           Inc.

2    Registered number                  :  320770

3    Registered office                  :  Caledonian House, 69 Dr. Roy's Drive,
                                           P.O. Box 1043 GT, George Town, Grand
                                           Cayman, Cayman Islands

4    Date and place of incorporation    :  18th April 1989, Cayman Islands

5    Authorised share capital           :  USD 900,000.00

6    Issued share capital               :  USD 200,001.00

7    Directors                          :  Carita Frolander-Ulf
                                           Per Arvid Skult
                                           Steven Robson

8    Secretary                          :  Caledonian Bank & Trust Limited

9    Assistant Secretary                   Carita Frolander-Ulf
                                           Per Arvid Skult

10   Accounting reference date          :  31 December

                      THE COMPANY'S SUBSIDIARY UNDERTAKINGS



1    Name                                :   Neptun Juridica Oy

2    Registered number                   :   314.366

3    Business Organisation number        :   0502237-2

4    Registered office                   :   Esbo (domicile)

5    Date and place of incorporation     :   13 January 1983, Finland

6    Authorised share capital            :   Min capital: EUR 420,000.00
                                             Max capital: EUR 1,680,000.00

7    Issued share capital                :   EUR 420,469.82 fully paid up
                                             consisting of 25,000 shares.

8    Board of Directors                  :   Tor Nils Gustaf Palmgren (Chairman)
                                             Jarmo Tuomas Ilmari Nylund
                                             Antti Pankakoski

9    Managing Director                       Ilkka Tapio Kuusniemi

10   Auditors                            :   Deloitte & Touche Oy

11   Accounting reference date           :   31 December

                      THE COMPANY'S SUBSIDIARY UNDERTAKINGS



1    Name                                   :   Nimtakos Oy

2    Registered number                      :   110.216

3    Business Organisation number           :   1535049-2

4    Registered office                      :   Esbo (domicile)

5    Date and place of incorporation        :   22 October 1948, Finland

6    Authorised share capital               :   Min capital: EUR  8,000.00
                                                Max capital: EUR  32,000.00

7    Issued share capital                   :   EUR 8,000.00 fully paid up
                                                consisting of 80 shares

8    Board of Directors                     :   Ilkka Tapio Kuusniemi (Chairman)
                                                Maria Carita Frolander-Ulf
                                                Per Arvid Skult

9    Auditors                               :   Deloitte & Touche Oy

10   Accounting reference date              :   31 December

                                   SCHEDULE 3


                     ASSOCIATED COMPANIES AND JOINT VENTURES




1    Name                                 :    Baltic Tours AS

2    Registered number                    :    10069352

3    Registered office                    :    Pikk 31, Tallinn, 10133, Estonia

4    Date and place of incorporation      :    4 October 1996, Estonia

5    Authorised share capital             :    Min:    EEK 1,500,000.00
                                               Max:    EEK 6,000,000.00

6    Issued share capital                 :    EEK 1,500,000.00

7    Managing Director                    :    Viive Metsamaa

8    Supervisory Board                    :    Per Arvid Skult
                                               Peter Wedde
                                               Andreas Metsamaa
                                               Matti Tapio Orama

9    Auditor                              :    KPMG Estonia AS

10   Accounting reference date            :    31 December

                     ASSOCIATED COMPANIES AND JOINT VENTURES



1    Name                                 :    Suomen Jakelutiet Oy

2    Registered number                    :    511.395

3    Business Organisation number         :    0850648-7

4    Registered office                    :    Turku (domicile)

5    Date and place of incorporation      :    3 April 1991, Finland

6    Authorised share capital             :    Min: EUR   5,045.64
                                               Max: EUR  20,182.55

7    Issued share capital                 :    EUR 5,045.64 fully paid up
                                               consisting of 30 shares

8    Board of Directors                   :    Paula Maarit Punkari (Chairman)
                                               Raimo Kustaa Vapaavuori
                                               Tom Erik Kallstrom (deputy)
                                               Matti Tapio Orama (deputy)

9    Managing Director                    :    Raimo Kustaa Vapaavuori

10   Auditors                             :    Jukka Matias Korin

11   Accounting reference date            :    31 December

                     ASSOCIATED COMPANIES AND JOINT VENTURES



1    Name                              :  Reisevarehuset A/S


2    Registered number                 :  957 920 764


3    Registered office                 :  Fjordgaten 5, 7010 Trondheim, Norway


4    Date and place of incorporation   :  9 August 1990, Norway


5    Issued share capital              :  NOK 200,000.00


6    Directors                         :  Sven Roger Rafael Bjork
                                          Jan Trondvold
                                          Bjorn Ake Lindqvist
                                          Egil Morten Heffe
7    Auditors                          :  Deloitte Statsautoriserte Revisorer AS

8    Accounting reference date         :  31 December

                     ASSOCIATED COMPANIES AND JOINT VENTURES



1    Name                               :    Searail EEIG

2    Registered number                  :    744.754

3    Business Organisation number       :    1491987-8

4    Registered office                  :    Abo (domicile)

5    Date and place of incorporation    :    7 September 1998, Finland

6    Members                            :    Silja Oy Ab
                                             SJ Green Cargo AB
                                             VR Aktiebolag

7    Manager                            :    Sigfrids Krister Micael

8    Auditors                           :    Deloitte & Touche Oy

9    Accounting reference date          :    31 December

                                   SCHEDULE 4


                                   CONDITIONS


            PART 1 - TRANSACTIONS TO BE COMPLETED PRIOR TO COMPLETION


1 If Silja Opera has not previously been sold to a third party (meaning, for the avoidance of doubt, a party outside both the Group and the Seller's Group and the Associated Companies and Joint Ventures), the transfer of the ownership of Silja Opera from Silja Cruise AB to a company in the Seller's Group, in accordance with the terms of the memorandum of agreement between Silja Cruise AB and a company in the Seller's Group in the agreed form.

2 If Finnjet has not previously been sold to a third party (meaning, for the avoidance of doubt, a party outside both the Group and the Seller's Group and the Associated Companies and Joint Ventures), the transfer of the ownership of Finnjet from Sally AB to a company in the Seller's Group, in accordance with the terms of the memorandum of agreement between Sally AB and a company in the Seller's Group in the agreed form.

3 The transfer of the ownership of Sky Wind from MV Sky Wind Limited to Silja Cruise AB, in accordance with the terms of the memorandum of agreement between MV Sky Wind Limited and Silja Cruise AB in the agreed form.

4 The termination of the existing bareboat charter arrangements and time charter arrangements and in relation to the vessels SuperSeaCat 3 and SuperSeaCat 4, in the agreed form, new bareboat charter arrangements and time charter arrangements in relation to such vessels having been entered into and the completion of the Business Sale Agreement in accordance with its terms. The Termination of Crewman Agreement, Shipman Agreement and General Sales Agency Agreement regarding SuperSeaCat 3 and SuperSeaCat 4.

5 The transfer of the Silja Europa Shares from SCL to the Company in accordance with the terms of the share sale agreement between SCL and the Company in the agreed form.

6 The transfer by SCL of its interest in Fahrschiff Europa Kb to the Company in accordance with the terms of the sale agreement between SCL and the Company in the agreed form.

                            PART 2 - OTHER CONDITIONS


7 The passing at a duly convened and held general meeting of shareholders of Tallink of a resolutions to approve (i) the acquisition of the Shares and other arrangements on the terms of this Agreement and (ii) on the issue of the Consideration Shares in accordance with clause 4.11.

8 The receipt by the Buyer, either unconditionally or on conditions reasonably accepted by the Buyer, of any consent or approval or expiry of any mandatory waiting period required under all applicable anti-trust legislation of Estonia, Finland and Sweden.

9 The aggregate amount of Claims that would be reasonably likely to arise (on the basis that Schedule 9 does not apply) from the matters disclosed in the disclosures updating the Disclosure Letter pursuant to clause 7.8 not exceeding (euro)3,000,000. For the avoidance of doubt, only the Buyer shall be entitled to invoke this Condition.

10   Fulfilment  of the  conditions  set out in Clause 9.1 (a), 9.1 (b), 9.1 (d)
     (i) and (ii) and 9.1 (f) of the Refinancing Facility Agreement, provided however that in respect of Schedule 4 of the Refinancing Facility Agreement, fulfilment of only those conditions that are attached to this Agreement in Schedule 4.10.

11 The lenders under the Refinancing Facility Agreement not having invoked (A) and/or (C) of paragraph 8, Part B of Schedule 4 of the Refinancing Facility Agreement.

                                  SCHEDULE 4.10


                          CONDITION PRECEDENT DOCUMENTS


Each of the documents specified in paragraphs 2, 3 and 5 of Part A and every other copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower.
                                     PART A


The following are the documents and evidence referred to in Clause 9.1(a).

1 A duly executed original of each Finance Document (and of each document required to be delivered by each Finance Document) other than those referred to in Part B.

2 A duly executed original of a Master Agreement with each of Nordea Bank Finland plc, DVB Bank AG and HSH Nordbank AG.

3    Copies of the  constitutional  documents of the Borrower and each  Security
     Party.

4 Copies of resolutions of the shareholders (if required by the Agent) and directors of the Borrower and each Security Party authorising the execution of each of the Finance Documents to which the Borrower or that Security Party is a party and, in the case of the Borrower, authorising named officers to give the Drawdown Notice and other notices under this Agreement.

5 The original of any power of attorney under which any Finance Document is executed on behalf of the Borrower or a Security Party.

6 Copies of all consents which the Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document or the SPA.

7 Copies of the SPA (for a net purchase price approved by the Lenders and otherwise, on terms and conditions approved by the Lenders) and of all documents signed or issued by any party to the SPA under or in connection with it.

8 Such documentary evidence as the Agent and its legal advisers may require in relation to the due authorisation and execution by any party to the SPA of the SPA and of all documents to be executed by any party to the SPA under the SPA.

9 Confirmation (in which respect the Lenders may rely on the Seller's warranties given in the SPA) that the acquisition of the vessel "SKY WIND" by Silja Cruise AB and the acquisition of the shares of each of Silja Europa Oy (owning the vessel "EUROPA") Fahrschiff Europa Kb by the Borrower and the disposal of the vessels "FINNJET", "SILJA OPERA" and "WALRUS", in each case pursuant to the SPA, have been conducted in a lawful and transparent manner and that none of these transactions is at risk of being set aside, subject to claw-back or otherwise challenged.

10 Evidence of the existing Financial Indebtedness of the Borrower (not less than the amount of the Loan) which may lawfully be refinanced by the Loan and documentary evidence that, simultaneously with the making of the Loan, the Existing Term Indebtedness and the Existing Other Indebtedness will be repaid and cancelled in amounts equal to the Senior Tranche and the Intermediate Tranche respectively.

11 Confirmation that, other than the amounts to be refinanced by the Loan and save as disclosed to (and approved by) the Lenders, neither the Borrower nor any Owner owning a Ship has any borrowing, any other Financial Indebtedness (excluding all inter-company loans wholly within the continuing Borrower Group following the completion under the SPA) or any other contingent liability whatsoever (in which respect the Lenders may rely on the Seller's warranties given in the SPA) and confirmation that the trade payables of the Borrower and such Guarantors are at a level acceptable to the Lenders.

12 Documentary evidence that none of the Ships has any outstanding liability (excluding all inter-company liabilities wholly within the continuing Borrower Group following the completion of the acquisition under the SPA) in respect of charterhire, unpaid insurance premia, ship repair or ship maintenance (in which respect the Lenders may rely on the Seller's warranties given in the SPA).

13 Approval of BidCo's acquisition of the Borrower (and other transactions under the SPA) granted by the Estonian, Finnish and Swedish anti-trust authorities and such other regulatory and anti-trust authorities that the Agent (acting reasonably) may consider necessary or desirable.

14 If not already received by the Lenders, the latest audited financial statements of (i) the Borrower and its subsidiaries, and (ii) the Borrower.

15 The originals of any mandates or other documents required in connection with the opening or operation of each Earnings Account.

16 Disclosure to, and approval (such approval not to be unreasonably withheld or delayed) by, the Lenders of all commission arrangements entered into by the Borrower or any Guarantor (other than Tallink) with any booking intermediary.

17 Notification by the Borrower to, and approval by the Lenders, of any country in which on the date of this Agreement the Borrower has a place of business (other than Estonia, Finland and Sweden) for the purposes of Clause 11.14.

18 The Borrower and the Security Parties shall have complied fully on or prior to the Drawdown Date with all requests (if any) made by the Agent pursuant to Clauses 26.17 and 29.

                                     PART B


The following are the documents and evidence referred to in Clause 9.1(b).

1 In relation to each Ship, a duly executed original of the Mortgage, the Earnings Assignment and the Insurances Assignment (and of each document to be delivered by each of them).

2 Evidence satisfactory to the Agent that, either prior to or simultaneously with the making of the Loan, the loan under each Junior Loan Agreement has been or (as the case may be) will be advanced.

3 Documentary evidence that the full amount(s) payable by BidCo and/or Tallink under the SPA up to and including the Drawdown Date (including, without limitation, the Provisional Consideration as defined in the SPA) have been duly paid or will be duly paid at the same time as drawdown of the Loan.

4 Evidence satisfactory to the Agent that the matters set out in clause 5 (completion) of the SPA have occurred including, without limitation, the transfer of title to all of the shares of the Borrower to BidCo.

5    Documentary evidence that:

     (a) each Ship is definitively and permanently registered in the name of the Owner set out in Schedule 7 under the flag set out in Schedule 7;

     (b) each Ship is in the absolute and unencumbered ownership of the Owner set out in Schedule 7 save as contemplated by the Finance Documents;

     (c) each Ship maintains a class notified to, and approved by, the Lenders free of all overdue recommendations and qualifications of such Classification Society;

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


     (d) the Mortgage of each Ship has been duly registered (or the Agent is satisfied that immediately after the advance of the Loan such Mortgage will be duly registered) against that Ship as a valid first priority ship mortgage in accordance with the laws of the flag of that Ship; and

     (e) each Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with.

6 Documents establishing that each Ship will, as from the Drawdown Date, be managed by an Approved Manager on terms acceptable to the Lenders, together with:

     (a) a letter of undertaking executed by that Approved Manager in favour of the Agent in the terms required by the Agent agreeing certain matters in relation to the management of that Ship and subordinating the rights of that Approved Manager against that Ship and the Owner of that Ship to the rights of the Creditor Parties under the Finance Documents;

     (b) copies of that Approved Manager's Document of Compliance and of that Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires); and

     (c)  a copy of the ISSC in respect of that Ship.

7 Evidence that, in the opinion of each of the Lenders, the absence of (A) any material and adverse fact or circumstance being discovered or disclosed in relation to or affecting the Borrower (or any of its subsidiaries) or the Seller (or any of its affiliates) which would influence that Lender's evaluation of the Loan, and (B) any circumstance, change or condition in the commercial bank, loan syndication, financial or capital market conditions generally that, in the opinion of that Lender, would materially impair syndication of the Loan.

8 A favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the insurances for each Ship as the Agent may require.

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                                   SCHEDULE 5


                              PROPERTY OWNED/LEASED


                                LAND OWNED/LEASED


                            LAND/PROPERTY LEASED-OUT


              Omitted pursuant to Item 601(b)(2) of Regulation S-K.

                                   SCHEDULE 6


            MATTERS TO BE DONE ON COMPLETION AND FUNDS FLOW STATEMENT


              Omitted pursuant to Item 601(b)(2) of Regulation S-K.

                                   SCHEDULE 7


                       PART 1 - THE INTELLECTUAL PROPERTY


                            PART 2 - THE IP LICENCES


                            PART 3 - THE IT CONTRACTS


              Omitted pursuant to Item 601(b)(2) of Regulation S-K.

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                                   SCHEDULE 8


                                 THE WARRANTIES


                                PART 1 - GENERAL


THE GROUP COMPANIES


1 The particulars of the Company and of each Group Company set out in Schedules 1 and 2 are true and accurate in all material respects. Each of the Company and each Group Company is a corporation duly organised, validly existing and in good standing under the laws of its incorporation, and has full powers to carry on its business as now conducted.

2 The particulars of the Associated Companies and Joint Ventures of the Group set out in Schedule 3 are true and accurate in all material respects. Each of the Associated Companies and Joint Ventures is a corporation duly organised, validly existing and in good standing under the laws of its incorporation, and has full powers to carry on its business as now conducted.

3 No Group Company has any subsidiary undertakings, associated undertakings or other shareholdings or is a participant in any other joint venture except as set out in Schedules 2 and 3.

4 The copy of the articles of association of each Group Company disclosed by the Disclosure Letter is an accurate copy of that document in force on the date of this Agreement.

THE ACCOUNTS


5 The Accounts comply with and have been prepared in accordance with the provisions of Finnish GAAP as consistently applied.

6 The Accounts give a true and fair view (as defined in the Finnish Accounting Act 1997) of the state of the Company's and its subsidiary undertakings' results of operations as well as of their financial position and of their assets and liabilities as at the Accounting Date.

ASSETS


7 Save for assets disposed of in the ordinary course of business and save for the Real Property, the Intellectual Property and the Vessels (to which the provisions of Part 2, Part 4 and Part 6 apply), the assets included in the Accounts and any assets acquired or agreed to be acquired since the Accounting Date -

     (a)  are the  absolute  and sole  property of the Group free from any lien,
          option,  mortgage,  charge,  lease,  licence,   covenant,   condition,
          agreement or other encumbrance; and

     (b) in the case of tangible assets, are in the possession or under the control of the Group.

8 All plant, machinery, equipment and vehicles owned or used by each Group Company (other than the Vessels, to which the provisions of Part 6 apply) and material in the context of its business are in a reasonable state of repair in view of the age and use to which they are put.

9 No Group Company is a party to any Material Contract for the hire, rent, hire purchase or purchase on deferred terms of any asset.

10 No Group Company owns nor has agreed to acquire, any shares or debentures in any other undertaking (other than shares or debentures in another Group Company).

11 The Group owns, leases or produces, and following the consummation of the transactions contemplated herein will continue to own, lease and produce (as the case may be) all the assets, rights (including intellectual property) and services, owned leased and produced in the conduct of its business as currently conducted on a stand alone basis.

SHARES AND DEBENTURES


12 The Shares comprise the whole of the issued and allotted share capital of the Company and are legally and beneficially owned by the Seller.

13 As at Completion, the whole of the issued and allotted share capital of Silja Europa Oy will be legally and beneficially owned by the Company.

14 All issued shares of each Group Company (other than the Company), Associated Company and Joint Venture are legally and beneficially owned by the respective Group Company named in the Disclosure Letter.

15 All the shares of each Group Company are (and will at Completion be) fully paid up (or credited as fully paid up) and are free from any right of pre-emption, option, lien, charge or any other encumbrance.

16 No person has the right (whether exercisable presently or in the future and whether contingently or not) to call for the allotment, sale, purchase, transfer or redemption of any share or debenture of a Group Company, an Associated Company or a Joint Venture or to convert any securities (whether of a Group Company, an Associated Company or a Joint Venture or another undertaking) into shares or debentures, or shares or debentures of a different class, of any Group Company, Associated Company or Joint Venture. There is no obligation on any Group Company to provide any financing for any Associated Company or Joint Venture.

17 The Shares are freely transferable and are free and clear of all restrictions on the ability to vote the Shares.

POWER AND AUTHORITY


18 The Seller has full power, capacity and authority to sell and transfer the Shares and to perform all other undertakings of the Seller set forth in this Agreement and the other agreements referred to herein.

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


19 In respect of the Seller and SCL and the parties to the agreements referred to in Part 1 of Schedule 4 -

     (a) each of them has the requisite power and authority to enter into and perform this Agreement and any other agreement referred to in this Agreement to which it is or has agreed to become a party (the 'Transaction Documents');

     (b) this Agreement constitutes and the Transaction Documents will, when executed, constitute binding obligations of each of them in accordance with their respective terms;

     (c) each of them has obtained all necessary approvals in respect of this Agreement and the Transaction Documents;

     (d) the execution and delivery of, and the performance by each of them of its obligations under, this Agreement and the Transaction Documents will not -

          (i) be or result in a breach of any provision of its memorandum or articles of association;

          (ii) be or result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound and which would render unlawful the transactions contemplated by this Agreement;

         (iii) be or result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound and which would render unlawful the transactions contemplated by this Agreement; or

          (iv) require it to obtain any consent or approval of or give any notice to or make any registration with any governmental or other authority or third party which has not been unconditionally and irrevocably obtained or made at the date of this Agreement, with the exception of items set out in paragraph 8 of Schedule 4.

BUSINESS


20 There is no order, decree, award or judgment of any arbitral tribunal, court or any governmental or other competent authority or agency of the United Kingdom, Finland, or any other country or supra-national organisation such as the European Union outstanding against any Group Company which would have a material effect upon the assets or business of such Group Company.

21 Each Group Company holds all material licences, consents, permits and approvals necessary to enable each Group Company to carry on its business in the manner in which such business is now carried on and no Group Company has received written notice, and so far as the Seller is aware there is no reason to expect such notice, that it has failed to comply with any material terms and conditions of such licences, consents, permits and approvals which are to be performed by it or that any of them is liable to be superseded, cancelled or revoked.

22 Since the Accounting Date each Group Company has in all material respects carried on its business in the ordinary course and -

     (a) there has been no material deterioration in the turnover, assets, liabilities, profitability or cash flow of any Group Company;

     (b) there has been no significant event or occurrence not generally affecting businesses of the same kind as the business carried on by any Group Company (including the loss of any significant customer or supplier) which has had a material effect on any Group Company's business;

     (c) so far as the Seller is aware, there has been no material adverse change in the relationship with the customers, suppliers or employees of any of the Group Companies or with any authorities supervising any of the Group Companies;

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




     (d) there has been no unusual change in any Group Company's stock in trade;

     (e)  no  Group  Company  has  entered  into or  agreed  to  enter  into any
          commitment   to  acquire  or  dispose  of  any  capital  asset  for  a
          consideration in excess of (euro)150,000;

     (f) no distribution of capital or income has been declared, made or paid in respect of any share capital or other shareholders' equity of any Group Company;

     (g) no Group Company has acted outside the ordinary course so as to endanger any state aid or concession relating to onboard employees currently received by the Group Companies;

     (h) no Group Company has disposed of (whether by one transaction or a series of transactions), the whole or any substantial or material part of its business or undertaking;

     (i) no Group Company has purchased, leased or otherwise acquired, or sold, leased, licensed or otherwise disposed of, any assets or properties having a value in excess of (euro)150,000, except in the ordinary course consistent with past practices;

     (j) no Group Company has approved or committed to make any new capital expenditure aggregating in excess of (euro)150,000, except in the ordinary course consistent with past practices;

     (k) no Group Company has materially delayed or abandoned any major capital expenditures for projects in progress on the Accounting Date;

     (l) no Group Company has cancelled or waived any claims or rights of value in excess of (euro)50,000, except in the ordinary course consistent with past practices;

     (m) no Group Company has entered into, materially amended or become subject to any contract, unless in the ordinary course of business;

     (n)  no Group Company has increased any borrowing;

     (o) no Group Company has permitted the establishment of any security interests, mortgages, charges, pledges or other encumbrances over its assets and properties;

     (p)  no Group Company has paid its debts in advance of them falling due;

     (q)  no Group Company has delayed paying its trade creditors;

     (r) no Group Company has acquired any business by merger, purchase of substantial assets or equity interests, or by another manner, in a single transaction or a series of related transactions, or entered into any agreement, letter of intent or similar arrangement with respect of the foregoing;

     (s) no Group Company has granted material salary or wage increases to employees, or made any bonus, profit sharing, pension, retirement or insurance payment, distribution or arrangement to or with any officer or employee, except in the ordinary course consistent with past practices;

     (t) no Group Company has terminated the employment or service of any members of the top management of any Group Company;

     (u) no Group Company has made any material change in any accounting practices or change in any inventory or working capital management policies or practices including policies or practice relating to invoicing, debt-collection, write-offs of debt, payables, inventory or similar matters; or

     (v) no Group Company has settled and/or compromised any tax liability, prepared any tax returns in a manner which is inconsistent with past practices with respect to the treatment of items on such tax returns, or filed an amended tax return or claim for a refund of taxes, other than, in each case, in the ordinary course of business consistent with past practice.

23 The business of each Group Company is managed by its officers and employees; and no person has authority to bind a Group Company other than its officers and employees acting in the ordinary and ostensible course of their duties.

24 No Group Company is, or has agreed to become, a member of any partnership, joint venture or consortium except those of which particulars are disclosed by the Disclosure Letter.

FINANCIAL ARRANGEMENTS


25 Particulars are disclosed by the Disclosure Letter of all facilities, overdrafts, loans and other finance and indebtedness available to each Group Company (including any financing arrangements not shown in the Accounts). No Group Company is, and so far as the Seller is aware, no other party to such arrangements is, in default under such facilities, overdrafts, loans or other financing arrangements or indebtedness, and the transactions contemplated in this Agreement will not result in any of the Group Companies being in breach of such facilities, overdrafts, loans or other financing arrangements or indebtedness.

26 The borrowings of each Group Company are within its powers and do not exceed any limit imposed by its articles, agreements to which it is a party or otherwise.

27   Since the Accounting Date no Group Company has -

     (a) borrowed any money except from bankers in the ordinary course of its business, the details of which borrowing are set out in the Disclosure Letter;

     (b) taken any credit except in the ordinary course of business, the details of which credit-taking are set out in the Disclosure Letter;

     (c) lent any money (including loans to employees) which has not been repaid in full; or

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


     (d) factored any of its debts or engaged in any financing arrangement of any kind (including those of a kind not required to be shown in the audited accounts).

28 No person is entitled to receive from any Group Company any finder's fee, brokerage, commission, bonus or other remuneration in connection with this Agreement or the sale of the Shares.

CONTRACTUAL OBLIGATIONS


29   There is not outstanding -

     (a) any Material Contract a copy of which or a summary of the terms of which has not been supplied to the Buyer;

     (b) any Material Contract which is not capable of being fulfilled or performed on time without undue or unusual expenditure of money or personnel; or

     (c) any offer, tender or quotation made or given by a Group Company capable by the unilateral act of any other person of giving rise to a Material Contract otherwise than in the ordinary course of business.

30   The Group Companies are not party to, or bound by -

     (a) any option, joint venture, co-operation, license, agency, distribution or lease agreement that has not been disclosed in the Disclosure Letter;

     (b) any agreement or contract outside the ordinary course of business which involves an unperformed commitment or the payment of cash or other property, or payment of goods or services;

     (c) any power of attorney or any agency agreement or arrangement with any person pursuant to which such person is granted the authority to act for or on behalf of any of the Group Companies; or

     (d) any loan or credit arrangement or guarantee providing for the borrowing or potential borrowing by any of the Group Companies (or the guarantee by any of the Group Companies of any sum) other than those disclosed in the Disclosure Letter.

31 All agreements or contracts to which any Group Company is a party are valid, binding and enforceable in accordance with their respective terms. No Group Company is in default in any material respect in the performance of any of its obligations under any agreement or contract and so far as the Seller is aware no event has occurred which (whether with or without notice, lapse of time, or both) would constitute a default thereunder by any Group Company.

32 All contracts, agreements, understandings or other arrangements regarding the provision of goods and/or services between any of the Group Companies on the one hand and the Seller or SCL on the other hand have been disclosed in the Disclosure Letter. The terms and conditions on which goods and/or services are rendered pursuant to such arrangements are at arms' length.

33 No contract, agreement, understanding or other arrangement of the Group Companies is subject to termination as a result of the transfer of the Shares.

OFFICERS AND EMPLOYEES


34 Particulars are disclosed in the Disclosure Letter of the material terms and conditions (including severance and termination pay liabilities and obligations) of employment by each Group Company of all of its employees.

35 Except as provided by Legislation, all contracts of employment to which a Group Company is a party can for proper cause under applicable law be terminated by it, without payment of compensation, by giving not more than 12 months' notice or, if longer, the applicable minimum period of notice required by Legislation.

36 No Group Company has since the Accounting Date changed in any material respect the terms of its employment (including terms relating to remuneration or pension benefits) of any person who was employed by a Group Company on the Accounting Date and entitled to remuneration at a rate in excess of (euro)50,000 per annum.

37 Full provision has been made in the Accounts for all present and future liabilities in respect of employment to be paid to current or former directors, officers or other employees of any of the Group Companies.

38 There are no sums owing to any present or former officers or employees of any Group Company in connection with their respective office or employment other than remuneration accrued but not due for payment in respect of the pay period current at the date of this Agreement and business expenses incurred in such period in respect of which any officers or employees are entitled to be reimbursed.

39 So far as the Seller is aware, no present employee of a Group Company entitled to remuneration at a rate in excess of (euro)50,000 per annum has given or received notice of termination of his employment.

40 No Group Company is or, since the Accounting Date, has been involved in any strike, or trade dispute with any trade union or other body of persons representing any employees.

41 No Group Company has received written notice, which notice remains current, of any claim that it has not complied with any employment, labour or related laws.

42 There are no subsisting contracts for the provision by any individual natural person of consultancy services to a Group Company.

PENSIONS


43 The Pension Fund Accounts comply with the provisions of Finnish GAAP and the Legislation relating to pension schemes, and have been prepared in accordance with accounting principles generally accepted in Finland and in accordance with the past practice consistently applied by the Pension Fund.

44 The Pension Fund Accounts give a true and fair view (as defined in the Finnish Accounting Act 1997) of the state of the Pension Fund's result of operations as well as of its financial position and of its assets and liabilities as at the Accounting Date.

45 Since the Accounting Date, there has been no material adverse change in the assets or liabilities of the Pension Fund.

46 Except under the Pension Schemes there is no arrangement to which any Group Company contributes or is liable to contribute or under which it provides or is liable to provide any pension or death benefits for or in respect of any of its employees, directors or officers or any persons claiming through its employees, directors or officers.

47 The non-statutory Pension Schemes and those statutory Pension Schemes covered by the Pension Fund have at all times complied in all material respects with and been administered in all material respects in accordance with all applicable laws, regulations and requirements.

48 All material documents presently governing the non-statutory Pension Schemes and those statutory Pension Schemes covered by the Pension Fund are contained in or annexed to the Disclosure Letter.

49 All contributions which have fallen due for payment by any Group Company in respect of the Pension Schemes have been paid. Full provision has been made in the Accounts for the full amount of all present and future liabilities in respect of pension undertakings (except for statutory employees pension, in Finnish "TEL") to be paid to current or former directors, officers or other employees of any of the Group Companies.

50 So far as the Seller is aware, there is no dispute in existence between the trustees of the Pension Schemes or the employers participating therein and any of the directors, officers or employees of any such employer in relation to the Pension Schemes and no material written claim by or against the said trustees, the Pension Schemes or the employers participating therein has been made or threatened by, or in respect of the directors, officers or employees of any such employer.

INSURANCE

51 The particulars of the insurance policies (`the Insurances') given in the Disclosure Letter are true in all material respects.

52 All the Insurances are in full force and effect. So far as the Seller is aware, there are no circumstances which might lead to any liability under any of the Insurances being avoided by the insurers. There is no material claim outstanding under any of the Insurances nor is the Seller aware of any circumstances likely to give rise to such a claim.

LEGAL PROCEEDINGS


53 Except in relation to those matters particulars of which are disclosed by the Disclosure Letter and other than customer complaints in the ordinary course of business, no Group Company is engaged or involved in nor has it received written notice threatening it with -

     (a) any litigation, prosecution, arbitration or other legal proceedings (whether as plaintiff, defendant or third party);

     (b) any proceedings or enquiries before any tribunal, board of enquiry, commission or any other administrative body, whether judicial or quasi-judicial; or

     (c)  any dispute with any Taxation Authority.

INSOLVENCY


54 No order has been made or resolution passed for the winding up of the Seller or any Group Company and there is not outstanding -

     (a) any petition or order for the winding up of the Seller or any Group Company;

     (b) any receivership of the whole or any part of the undertaking or assets of the Seller or any Group Company;

     (c) any petition or order for the administration of the Seller or any Group Company; or

     (d) any voluntary arrangement between the Seller or any Group Company and any of its creditors.

55 There are no circumstances which would entitle any person to present a petition for the winding up or administration of the Seller or any Group Company or to appoint a receiver of the whole or any part of its undertaking or assets and neither the Seller nor any Group Company is unable to pay its debts or has stopped paying its debts as they fall due.

56 The transactions set out in Part 1 of Schedule 4 and the sales of Pontus and Walrus have and will have been conducted and completed in compliance with Legislation and no circumstance exists on the basis of which they or any part thereof could be challenged or set aside.

RECORDS AND DATA


57 The accounting records and material registers, books and other records of each Group Company are kept in its possession or under its control, and contain a reasonably accurate record of the matters which they ought to record.

58 All corporate documentation of the Company, each of the Group Companies, each of the Associated Companies and each Joint Venture of the Group, including share registers, minutes of the board of directors' meetings and shareholders' meetings, exists and are safely kept, and are complete and up to-date in all material respects.

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


59 None of the Company, Group Companies, Associated Companies and Joint Ventures of the Group has failed to file their respective annual reports when due with the relevant authorities.

60 The books and records relating to the purchase of materials and supplies, manufacture or processing of products or services, sales of products and services, dealings with customers, claims, invoices, customer lists, inventories, supplier lists, personnel records and taxes of the Company, the Group Companies, the Associated Companies and Joint Ventures of the Group are accurate in all material respects and have been maintained consistent with good business practices and are in the possession of the relevant company.

61 All data used by each Group Company in its business is held by that Group Company on its own Computer Systems and each Group Company is registered in accordance with the Legislation applicable to holding, processing or using data (including any provision of such Legislation relating to the manual processing of personal data) and has effected all necessary registrations and obtained all necessary consents for the use and processing of personal data.

                           PART 2 - THE REAL PROPERTY


THE REAL PROPERTY

62 The properties listed in Schedule 5 are the only properties owned or occupied by any Group Company and no Group Company requires any other property for its business and no Group Company uses any other property for any other purpose.

63 Each property comprised within the Real Property is occupied by the Group Company or lessee or sub-lessee named in column (4) of Schedule 5.

64 The sale of the Shares shall have no impact on the title to or leasehold to any property comprised within the Real Property.

65 No property comprised within the Real Property is subject to any liens, mortgages, charges or other encumbrances, except as noted in the Accounts.

66 The present use of each property comprised within the Real Property is not restricted by any material restriction or condition and conforms to all applicable planning regulations, fire and safety regulations, to the requirements of the relevant local authorities and to all statutes governing the property or use thereof. All requisite permissions have been obtained and are valid and subsisting for all developments or alterations to or other works on or in relation to each such property and all conditions or restrictions imposed in or by any such permissions have been complied with and nothing further remains to be done thereunder.

67 There is no material physical defect in any part of any property comprised within the Real Property or any structure thereon and all structures thereon are in good and substantial repair and condition having regard to their age and normal wear and tear and fit for the purpose for which they are currently used having regard to their age and normal wear and tear.

                                  PART 3 - TAX


TAX


68 All registrations, declarations, returns, computations and notices which are or have been required to be made or given by each Group Company for any Tax purpose under any Legislation -

     (a) have been made or given within the requisite periods and on a proper basis and are up-to-date and correct in all material respects and as such have been prepared according to all applicable Legislation concerning Tax;

     (b)  are not the subject of any dispute with any Taxation Authority; and

     (c)  all Tax shown as due on such returns has been paid in time.

69 No Tax will be levied on any of the Group Companies with respect to events taking place or having taken place prior to the Closing Date, except to the extent properly accounted for in the Accounts or any Tax incurred in the ordinary course of business of the Group Companies for the period between the Accounting Date and the Closing Date.

70 Each Group Company is in possession of sufficient information or has reasonable access to such information to enable it to compute its liability to Tax in so far as it depends on any transaction occurring on or before Completion.

71 Each Group Company has complied with all statutory provisions relating to Tax which require the deduction of Tax from any payment made by it, and has accounted for any such Tax which ought to have been accounted for.

72 Each Group Company has complied with all statutory provisions relating to VAT or other applicable sales taxes, including requirements with respect to record keeping and the making of returns, and has properly accounted for any such VAT.

73 All documents (other than those which have ceased to have any legal effect) to which any Group Company is a party and which are material to the business of such Group Company have been duly stamped where required and any stamp registration and transfer duties which are due in relation to such documents have been duly paid.

74 No Group Company is involved in any dispute with any Taxation Authority concerning any matter expected to affect the business of such Group Company in any material way.

75 Each Group Company has at all times since incorporation been resident for tax purposes in its country of incorporation or organisation according to the laws of such country, and will be so resident at Completion.

76 The entry into or Completion of this Agreement will not result in any charge to Tax accruing to any Group Company as a result of that Group Company having previously acquired any asset from another company which was at the time of that acquisition a member of the same group for any Tax purpose.

77 None of the Assets which are owned by any Group Company are the subject of any charge, power of sale or mortgage in favour of any Taxation Authority.

                         PART 4 - INTELLECTUAL PROPERTY


INTELLECTUAL PROPERTY


78 The trade marks material to the business of the Group are listed in Part 1 of Schedule 7.

79 Save in respect of any Intellectual Property which is the subject of an enforceable IT Contract or IP Licence which has been granted to the Seller or one of the Group Companies, the Seller or a Group Company is the sole legal and beneficial owner of all Intellectual Property (including the subject matter thereof) material to the business of the Group free from all liens, charges, equities, encumbrances, licences and adverse rights of any description.

80 None of the Intellectual Property is subject to any written challenge by a third party or competent authority and no person or entity is infringing the Group Companies' rights to the Intellectual Property.

81 There is no written claim of infringement, violation or breach by any of the Group Companies of any domestic or foreign patents, trademarks, copyrights or other intellectual property rights owned or controlled by others. So far as the Seller is aware, none of the Group Companies has done anything which would amount to an infringement, violation or breach of any intellectual property rights owned or controlled by others.

82 No Group Company or any other party is in material breach of any IP Licence and all such licences are subsisting and will not terminate or be capable of termination by reason of the execution and performance of this Agreement.

83 No Group Company has been, within the six years preceding the date of this Agreement, party to any legal proceedings relating to any Intellectual Property.

84 There are no outstanding or potential claims against any Group Company under any contract or under section 40 of the Patents Act 1977 for employee compensation in respect of any Intellectual Property (or under any other piece of Legislation applicable to employee inventions).

COMPUTER SYSTEMS AND IT CONTRACTS


85 All IT Contracts material to the business of the Group are listed in Part 3 of Schedule 7.

86 All material IT Contracts are in force and, (save as disclosed), none is subject to possible termination as a result of the transfer of the Shares.

                             PART 5 - ENVIRONMENTAL


ENVIRONMENTAL


87   During the last three years -

     (a) in the conduct of its business and dealing with its assets, no Group Company has breached any applicable Environmental Laws which breach would have a material adverse effect on the business of the Group; and

     (b) no Group Company has breached its obligations under its Environmental Permits which breach would have a material adverse effect on the business of the Group or could result in the cancellation of the relevant Environmental Permit.

88 All material Environmental Permits will, according to the terms thereof or thereto applicable Environmental Laws, remain in force for no less than two years after the Closing Date.

89   There is no  liability  caused  by a Group  Company,  whether  asserted  or unasserted, fixed or contingent, relating to any of its businesses, operations or facilities resulting from any environmental matters, including the discharge, disposal, emissions, storage, accumulation, transport, leakage, spillage or other actions by the Group Company with respect to Hazardous Substances and the Group Company will not be liable for any clean-up or other remediation acts.

90 No Group Company is liable to make any investments to comply with the Environmental Laws or with the Environmental Permits.

91 No written notice has been received by a Group Company during the last three years in which an Environmental Authority has alleged the existence of a breach of Environmental Laws which breach would have a material adverse effect on the business of the Group.

92 All Environmental Permits necessary at today's date for the business of each Group Company have been obtained.

93 There is no outstanding order, judgment, award or decision of an Environmental Authority under Environmental Law against a Group Company in respect of any act or omission of the Group Company during the last three years.

                                PART 6 - VESSELS


VESSELS


94   Save as disclosed in the Disclosure Letter, at Completion -

     (a) the Silja Europa is in the absolute ownership of Silja Europa Oy which is the sole legal and beneficial owner and is registered in Finland under the laws and flag of Finland;

     (b) the Silja Festival is in the absolute ownership of the Company which is the sole legal and beneficial owner and is registered in Sweden under the laws and flag Sweden;

     (c) the Silja Serenade is in the absolute ownership of the Company which is the sole legal and beneficial owner and is registered in Finland under the laws and flag of Finland;

     (d) the Silja Symphony is in the absolute ownership of the Company which is the sole legal and beneficial owner and is registered in Sweden under the laws and flag of Sweden;

     (e) the Sea Wind is in the absolute ownership of Sea Wind Line Ab which is the sole legal and beneficial owner and is registered in Sweden under the laws and flag of Sweden; and

     (f) the Sky Wind is in the absolute ownership of Silja Cruise AB which is the sole legal and beneficial owner and is registered in Sweden under the laws and flag of Sweden.

95 Each of the Vessels is in good and serviceable condition having regard for its age and normal wear and tear and the purpose for which it is used.

96 Each of the Vessels has a class maintained without conditions or recommendations, free of average damage affecting the Vessel's class, and with valid mandatory trading certificates for present routes, whether national or international, issued for operating the Vessels under their names and flags as at the signing of the Agreement (including continuous surveys).

97 All Vessels, upon Completion, are free from all charter arrangements with third parties, encumbrances, mortgages and maritime liens or any debts whatsoever, and in relation to the Vessels there is no outstanding liability, excluding those between the Group

     Companies, regarding charter-hire arrangements, unpaid insurance premia, or ship maintenance or repair costs.

98 Upon Completion, each Group Company owning a Vessel will have in its possession all material plans, drawings, instructions and manuals regarding the relevant Vessel(s), (including electronically those which are kept in electronic format) ashore and on board of the respective Vessel.

99 In connection with the transfer of Sky Wind to Silja Cruise AB, that company will receive, in addition to said Vessel, also all other assets required and sufficient to continue the operation of said Vessel in a manner operated prior to the date of this Agreement.

                            PART 7 - COMPLIANCE ETC.


COMPLIANCE


100 All material authorisations and approvals necessary for the due conduct of the businesses carried on by the Group Companies and the Pension Fund have been duly obtained and are in full force and effect and the entry into and consummation of this Agreement will not cause any termination, revocation, suspension or modification thereof nor has there been any violation by any Group Company of any such material authorisations or approvals where such violation would have a material adverse effect on the business of the relevant Group Company.

101 The Group Companies have complied and currently comply in all material respects with all Legislation applicable to them.

NO UNDISCLOSED LIABILITIES


102 There are and will be no liabilities of any of the Group Companies or SeaRail EEIG, whether existing, future, contingent or otherwise, which relate to any fact, occurrence or event before Completion which have not been Fairly Disclosed to the Buyer in the Disclosure Letter.

103 Neither this Agreement nor any certificates or documents furnished or to be furnished to the Buyer by or on behalf of the Seller hereunder or in contemplation of this transaction, contain or will contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they are made, not materially misleading.

                                   SCHEDULE 9


                          LIMITATIONS TO THE WARRANTIES


INTERPRETATION AND APPLICATION


1 In this Schedule 'Claim' means a claim for breach of any of the Warranties or any other clause of this Agreement other than clause 9, 10 and 11 and Schedules 9 and 11 (except where such breach would constitute grounds for a Specific Indemnity Claim under Schedule 11).

2 The provisions of this paragraph 2 and paragraphs 3 to 18 (inclusive), which provisions have the effect amongst other things of limiting the Seller's liability under the Warranties, will remain in force and be fully applicable after Completion and will not be discharged in whole or in part by any circumstances giving rise to any claim for breach of any of the Warranties whatever the nature or consequence of the circumstance giving rise to such claim; and each party acknowledges that the terms of those paragraphs are in the circumstances fair and reasonable.

TIME LIMIT FOR MAKING CLAIMS


3 The Seller shall not (subject to paragraph 9) be liable for a Claim unless and except to the extent that -

     (a)  the Buyer gives to the Seller written notification of the Claim -

          (i) in the case of a Claim relating to Tax, at the latest sixty (60) days after the statutory time bar applicable to such Taxes;

          (ii) in the case of a Claim relating to the Warranties in Part 5 (Environmental) of Schedule 8, before 30 June 2009; and

         (iii) in the case of any other Claim, before 30 June 2008; and

     (b) either (i) liability for the Claim is accepted by the Seller in writing, or (ii) proceedings in respect of the Claim are instituted and duly served on the Seller, in either case within 120 days from the date of notification of the Claim under sub-paragraph (a) or, in the case of a Claim relating to a contingent liability, within 120 days from the date on which such contingent liability becomes an actual liability.

     Time shall be of the essence for the purpose of this paragraph and the provisions of clause 11.11 shall not apply to this paragraph.

EXCLUSION OF SMALL CLAIMS

4 The Seller shall not (subject to paragraph 9) be liable for a Claim arising from a breach of any of the Warranties unless the amount payable in respect of that Claim -

     (a)  individually exceeds (euro)50,000; and

     (b) in aggregate exceeds (euro)3,000,000 when added to the amount which is payable.

     In that  event,  the  Seller  shall be  liable  for only  the  excess  over
     (euro)1,000,000.

     For the avoidance of doubt, this paragraph 4 shall only apply where the matter giving rise to the Claim is a breach of any of the Warranties and not where the matter giving rise to the Claim is a breach of any other clause of this Agreement.

5 For the purpose of paragraph 4, a Claim made in respect of more than one event, circumstance, act or omission shall be treated as two or more separate Claims. If, however, there are a number of small Claims (that individually would fall short of the threshold set out in paragraph 4(a)) arising out of the same fact or circumstance, they shall in aggregate be treated as one Claim.

6 For the purpose of determining the amount of the Claim in paragraph 4, no account will be taken of any amount for which the Seller has no liability by virtue of any other

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


     paragraph of this Schedule and, subject thereto, the amount of the Claim shall be taken as being the amount agreed or finally determined to be payable in respect of that Claim.

MAXIMUM LIABILITY

7 The aggregate total liability (including liability for interest and for legal and other professional costs if any) of the Seller under the Warranties and Schedule 11 shall not (subject to paragraph 9) exceed the Base Consideration.

BUYER'S KNOWLEDGE

8 The Seller shall not be liable for a Claim in respect of any matter constituting a breach of Warranties, to the extent such matter was Fairly Disclosed, of which the Buyer is aware at the date of this Agreement.

FRAUDULENT MISREPRESENTATION

9 The provisions of paragraphs 3, 4 and 7 shall not apply to any Claim which arises from (or where the delay in the discovery of the Claim arises from) fraud or deceit on the part of the Seller.

     The amount of any such Claim shall accordingly be disregarded for the purpose of calculating the amount specified in paragraph 4.

OTHER LIMITATIONS OF LIABILITY

10 The Seller shall not be liable for a Claim to the extent that its subject matter has been Fairly Disclosed in -

     (a)  the Disclosure Letter; or

     (b)  the articles of association of the Group Companies.

11 The Seller shall not be liable for a Claim in respect of any matter or circumstance that fulfils the criteria set out in clause 7.9 where such matter or circumstance is Fairly Disclosed in the update of the Disclosure Letter pursuant to clause 7.8.

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


12   The Seller shall not be liable for any Claim -

     (a) which arises in respect of any breach of Warranty which is capable of remedy except to the extent that the relevant breach remains unremedied, or the Buyer or any Group Company has suffered any damage, losses, costs or expenses as a result of the breach, after the expiry of 30 days following receipt by the Seller of a written notice from the Buyer giving such particulars of the relevant breach as are then known to the Buyer and requiring it to be remedied;

     (b)  to the extent of any amount  which is allowed for,  provided  against,
          reserved  for  or   otherwise   taken  into  account  in  the  Related
          Statements;

     (c) to the extent that the Claim would arise or the amount of the Claim would be increased after the Completion Date as a result of -

          (i)  the enactment of any Legislation;

          (ii) a judgment or change in the interpretation or application of any law or of any ruling or practice of any administrative authority (including taxing authorities);

         (iii) a change by any Taxation Authority in the basis or method of calculation of Tax made after the Completion Date;

          (iv) the amendment, modification or withdrawal of any extra-statutory concession previously made available by the HM Revenue & Customs, the National Board of Taxes in Finland or any other Taxation Authority; or

          (v) a change in any accounting policy or practice adopted by the Company or any Member of the Group after Completion;

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


     (d) to the extent that any diminution or depletion in the value of the Shares arises or is increased as a result of or in connection with any delay or failure by the Buyer or any Group Company to comply with the obligations of this Agreement or any delay or failure to deal with any matter in a proper and efficient manner at the time when the facts became known or ought to have become known to the Buyer or any Group Company; or

     (e) to the extent that the Buyer or any Group Company actually receives compensation under any insurance policy (or would have been entitled to claim had the policies of insurance of any Group Company in force on the date of this Agreement been maintained in force) against the loss or damage suffered as a result of the circumstances giving rise to the claim for breach of the Warranties.

13   The amount of the Seller's liability for any Claim shall be reduced by -

     (a) the amount by which any provision or reserve made in the Related Statements for the liability giving rise to any other Claim is found to exceed the actual amount of the liability;

     (b) the amount, if any by which any Tax for which any Group Company or the Buyer is or would be liable but for the circumstances giving rise to the Claim is reduced or extinguished by reason of the circumstances giving rise to the Claim; and

     (c) any sum which is recovered (whether by way of insurance, indemnification or otherwise) by the Buyer or a Member of the Buyer's Group (otherwise than from another of those companies) in respect of the Loss or damage suffered by reason of the relevant breach, less the amount of any costs and expenses incurred in obtaining payment of that sum and of any Tax for which the Buyer or a Member of the Buyer's Group may be liable by reason of its receipt of that sum, and if the Seller has paid to the Buyer any amount in respect of the Claim before the recovery of that sum, the Buyer shall repay to the Seller, or procure the repayment to the Seller of, the amount by which its liability is so reduced.

14 The Buyer shall not be entitled to recover damages or otherwise obtain reimbursement or restitution more than once in respect of the same Loss.

15 If the Claim arises in connection with a liability of any Group Company which, at the time at which the Claim is notified to the Seller, is contingent then the Seller will have no obligation to make any payment to the Buyer in respect of that breach unless and until such time as the contingent liability ceases to be contingent and becomes an actual liability.

16 The Buyer's disposal of a part or the whole of its interest in the Shares shall neither determine nor increase the liability of the Seller for breach of the Warranties, which liability and the amount thereof shall be determined in accordance with this Agreement.

CONDUCT OF CLAIMS

17 Without prejudice to the Buyer's right to make a Claim, the following shall apply if the Buyer becomes aware of a matter which would constitute a Claim
     -

     (a) the Buyer shall use all reasonable efforts to notify as soon as possible (and in any event within the following 60 days) the Seller in writing of the matter and make available to the Seller all information and documents in the possession or under the control of the Buyer or a Member of the Buyer's Group in so far as they relate to that matter;

     (b) neither the Buyer nor any Member of the Buyer's Group shall make any admission of liability in connection with the matter without the previous written consent of the Seller (which shall not be unreasonably delayed or withheld), except to the extent the Buyer in its reasonable opinion deems such admission to be in the best interest of the Company or the Group Companies. Such admission shall not, however, determine or increase the Seller's liability hereunder, which liability and the amount thereof shall be determined in accordance with this Agreement;

          subject to it being indemnified to its reasonable satisfaction against all costs and expenses (including additional Tax) which might be incurred by it and which it would not otherwise incur, the Buyer and each Member of the Buyer's Group shall take all such steps as the Seller may in its reasonable discretion request to mitigate their potential liability relating to the matter;

     (c) subject to the Buyer being indemnified to its reasonable satisfaction against all costs and expenses (including additional Tax) which might be incurred by it and which it would not otherwise incur, the Seller shall be entitled at any time by notice in writing to the Buyer to require that the Seller shall have the sole conduct and control (to the extent the Buyer in its reasonable opinion deems such conduct and control would not be against the best interest of the Company and/or the relevant Group Company) on behalf of the Buyer and each Member of the Buyer's Group of any actual or threatened claim, demand or proceedings against the Buyer or any Member of the Buyer's Group which may give rise to a Claim and following such notice (provided the Buyer has not objected to the Seller's conduct and control), without prejudice to the generality of the foregoing, the Seller shall in its reasonable discretion be entitled to avoid, dispute, resist, settle, compromise, defend or appeal any such claim and the Buyer and each Member of the Buyer's Group shall give to the Seller all such information relating to the threatened claim and assistance as the Seller may reasonably require and the Buyer deems reasonable for such purposes, including instructing any such solicitors, counsel or other professional advisers as the Seller may nominate to act on behalf of the Buyer or Member of the Buyer's Group but in accordance with the Seller's instructions and the Buyer shall not and shall procure that no Member of the Buyer's Group shall do anything inconsistent therewith;

     (d) if the Buyer, according to paragraph (d) above, objects to the Seller's conduct and control, such objection shall not increase the Seller's liability hereunder, which liability and the amount thereof shall be determined in accordance with this Agreement.

          The Buyer shall procure that each Member of the Buyer's Group complies with the provisions of this paragraph expressed to be binding on it.

18 Nothing contained in this Schedule shall limit the Buyer's obligations at common law or the obligation of any Group Company to mitigate any loss or damage resulting from or arising as a consequence of any circumstances giving rise to any Claim.



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





                                   SCHEDULE 10


                           ADJUSTMENT OF CONSIDERATION


1    Completion Accounts and the Related Statements

     (a) The Completion Accounts and the Related Statements shall be prepared in accordance with the provisions of this Schedule.

     (b)  The  Related   Statements  shall  be  extracted  from  the  Completion
          Accounts.

2    Accounting Policies

     (a) The Completion Accounts and the Related Statements shall be drawn up by the Buyer as follows:

          (i) first, in accordance with the specific accounting treatments set out in paragraph 3 of this Schedule 10 (`Specific Accounting Policies');

          (ii) secondly, where none of the Specific Accounting Policies are relevant, using the same accounting principles, policies, treatments, estimation techniques and categorisations as were used in the preparation of the Accounts and applied on a basis consistent with their application in the Accounts, including in relation to the exercise of accounting discretion and judgement; and by applying the Finnish GAAP as at the Closing Statement Date, as consistently applied by the Group Companies; and

         (iii) thirdly, where neither the Specific Accounting Policies nor the Accounts deal with a matter, by reference to Finnish GAAP as at the Closing Statement Date

     (b) However, in the event of a conflict between the accounting treatment of an item in the Accounts (as set out in Clause 2(a)(ii) above) and Finnish GAAP, then

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


          Finnish GAAP shall prevail for the purposes of the preparation of the Completion Accounts and the Related Statements.

     (c) For the avoidance of doubt, sub-paragraph (i) shall prevail over sub-paragraph (ii) and (iii), and sub-paragraph (ii) shall prevail over sub-paragraph (iii) to the extent that it does not conflict with Finnish GAAP.

3    Specific Accounting Policies

     (a) Stock will include retail outlet stock (both on the vessels and in land based outlets), stock held in the K6 warehouse and fuel in the Bunkers.

     (b) There will be no provisions in respect of stock in the Completion Accounts and Related Statements.

     (c) There will be no provisions in respect of trade receivables, other short term receivables, prepaid expenses and accrued income in the Completion Accounts and the Related Statements.

     (d) The Imputation Tax receivable within Other short-term receivables will be (euro)3.3 million in the Completion Accounts and the Related Statements.

     (e)  The  Imputation  Tax  receivable   within  Prepaid  expenses  will  be
          (euro)149,000 in the Completion Accounts and the Related Statements.

     (f) The Completion Accounts shall exclude all Pension Fund surpluses and/or deficits.

     (g) The Completion Accounts and the Related Statements shall include all trading balances relating to pensions. Such trading balances will include, but not be limited to, balances in respect of monies collected and/or collectible from employees.

     (h) Prepaid Dry Docking costs shall be amortised on a straight line basis over the respective period for each vessel as applied by Silja management in the period leading up to Completion.

     (i) The Completion Accounts and the Related Statements shall include all trading balances with the following associated companies:

          o    Searail EEIG;

          o    Reisevarehuset A/S; and

          o    Suoment Jakelutiet Oy

     (j) The Completion Accounts and the Related Statements shall include a provision for the accumulated losses from SeaRail EEIG of
          (euro)392,000 (being the amount included in the Accounts) less any amounts since paid plus the Company's share of the losses that have been incurred between the Accounts Date and the Completion Date.

     (k) The Completion Accounts and the Related Statements shall include a provision for repayment of state subsidies which shall be no greater than (euro)1.2 million (being the amount included in the Accounts) but after taking account of amounts repaid between the Accounts Date and the Completion Date.

     (l) The Completion Accounts and the Related Statements shall include no general provisions other than those specifically required by Schedule 10.

          For the avoidance of doubt, no provisions will be included in the Completion Accounts and the Related Statements for the following:

          o Management retention bonuses (for information purposes, the amount included in the Accounts is (euro)600,000);

          o Consultancy fees (for information purposes, the amount included in the Accounts is (euro)800,000); and

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



          o Turku refurbishment costs (for information purposes, the amount included in the Accounts is (euro)900,000).

          However to the extent that specific costs have been incurred but not paid prior to Completion in respect of these items then such liability will be recognised in the Completion Accounts and the Related Statements.

     (m) The Completion Accounts and the Related Statements shall include a provision for the Silja Loyalty Program which shall be (euro)0.3 million being the amount included in the Accounts.

     (n) The Completion Accounts and the Related Statements shall exclude all balances relating to current or deferred corporate tax assets or liabilities with the exception of Imputation Tax which will be accounted for in accordance with 3 (d) and 3 (e) above.

     (o) Receivables relating to state subsidies and ship averages in respect of Finnjet and Opera shall be included within the Completion Accounts and the Related Statements. All other balances relating specifically to Finnjet and Opera shall be excluded from the Completion Accounts and the Related Statements.

     (p) The Completion Accounts and the Related Statements shall not reflect any decisions made by the Buyer after Completion. Additionally, the Completion Accounts and the Related Statements shall not reflect any events, conditions or circumstances which arise as a result of the change of control and/or ownership of the Company as at Completion.

     (q) Redundancy and vacant lease provisions shall be included within the Completion Accounts and the Related Statements and shall be no greater than the respective balances in the Accounts. The balances in the Accounts for each element of the Redundancy and vacant lease provision were as follows:

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




          o    ITVN Redundancy IT of (euro)259,000;

          o    JKT Transfer To Sentera of (euro)183,000;

          o    Closing the shops of (euro)278,000; and

          o    Redundancy of (euro)4,903,000.

          The balance for Redundancy and vacant lease provisions in the Completion Accounts and the Related Statements will take account of amounts paid in respect of those items between the Accounts Date and the Completion Date and/or any change in circumstances during that period.

     (r) For the avoidance of doubt, the Actual Working Capital, will include the working capital of SuperSeaCat 3 and SuperSeaCat 4, irrespective of the terms of the Business Sale Agreement Concerning the SuperSeaCat Business.


     (s) The Completion Debt Statement will include a line "Surplus or deficit deriving from the Pension Fund". The surplus or deficit shall be determined by an actuarial calculation. After the Closing Date, the Buyer shall undertake to instruct Silta, a firm of actuaries, to value the Pension Fund as at 30 June 2006 using the same assumptions and principles that were used when the fund was valued as at the 31 December 2005.


4    Form of the Completion Accounts and the Related Statements

     (a) The Completion Accounts and the Related Statements shall be in Euros '000.

     (b) The Related Statements shall be presented in accordance with the proformas set out in Schedule 10.



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


5    The Proforma Related Statements

     (a) The Completion Working Capital Statement shall be presented in the following form:

                 -------------------------------------------- ------------------
                 Completion Working Capital Statement               EURO
                                                                    '000
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Material and supplies
                 -------------------------------------------- ------------------
                 Inventories
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Sales receivables
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Receivables on associated companies
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Subsidy receivables
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Other short term receivables
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Prepaid expenses
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Accrued income
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Liabilities provisions
                 -------------------------------------------- ------------------
                 Provisions
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Liabilities Payroll
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Prepaid income
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Accrued expenses payroll
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Accrued expenses misc
                 -------------------------------------------- ------------------
                 Accrued expenses
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Accounts payable creditor
                 -------------------------------------------- ------------------
                 Account payable misc
                 -------------------------------------------- ------------------
                 Accounts payable
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Liabilities misc
                 -------------------------------------------- ------------------
                 Other non-interest bearing liabilities
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 ACTUAL WORKING CAPITAL
                 -------------------------------------------- ------------------


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


     (b) The Completion Cash Statement shall be presented in the following form:

                 -------------------------------------------- ------------------
                 Completion Cash Statement                          EURO
                                                                    '000
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                  Cash in hand and bank
                 -------------------------------------------- ------------------
                 Cash in hand and at banks
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Deposits
                 -------------------------------------------- ------------------
                 Short term deposits at banks
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 ACTUAL CASH
                 -------------------------------------------- ------------------

     (c)  The Completion Debt Statement shall be presented in the following form

                 -------------------------------------------- ------------------
                 Completion Debt Statement                          EURO
                                                                    '000
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Long term loans ships
                 -------------------------------------------- ------------------
                 Long-term loans from financial institutions
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Obligation under capital
                 -------------------------------------------- ------------------
                 Other long-term loans
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Internal accounts payable
                 -------------------------------------------- ------------------
                 Europa accounts payable
                 -------------------------------------------- ------------------
                 Internal liabilities
                 -------------------------------------------- ------------------
                 Internal long-term receivables
                 -------------------------------------------- ------------------
                 Europa LT receivable
                 -------------------------------------------- ------------------
                 Internal sales receivable
                 -------------------------------------------- ------------------
                 Internal short term receivables
                 -------------------------------------------- ------------------
                 Internal prep. Exp & accrued income
                 -------------------------------------------- ------------------
                 Internal prepaid inc & accrued expenses
                 -------------------------------------------- ------------------
                 Internal long term loans
                 -------------------------------------------- ------------------
                 Internal LT interest free
                 -------------------------------------------- ------------------
                 Internal short term loans
                 -------------------------------------------- ------------------
                 Management fee payable
                 -------------------------------------------- ------------------
                 Shareholder loans
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Short term loans
                 -------------------------------------------- ------------------
                 Short-term loans from financial institutions
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Accrued expenses interest
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 Accrued interest
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 OTHER ITEMS
                 -------------------------------------------- ------------------
                 Pension provisions
                 -------------------------------------------- ------------------
                 Surplus or deficit deriving from the Silja
                 Pension Fund
                 -------------------------------------------- ------------------
                 -------------------------------------------- ------------------
                 ACTUAL DEBT
                 -------------------------------------------- ------------------

     (d)  The  Completion   Adjustment  Statement  shall  be  presented  in  the
          following form:

          --------------------------------------------------- ------------------
          Completion Adjustment Statement                           EURO
                                                                    '000
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
           Debt difference
           ---------------
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
           Estimated Debt
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
           Less: the Actual Debt
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
           Debt difference - increase/(decrease)
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
           Working capital difference
           --------------------------
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
           Actual Working Capital
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
           Less: Estimated Working Capital
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
           Working capital difference - increase/(decrease)
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
           Cash difference
           ---------------
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
           Actual Cash
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
           Less: the Estimated Cash
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
           Cash difference - increase/(decrease)
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
          --------------------------------------------------- ------------------
           Adjustment Amount - increase/(decrease)
          --------------------------------------------------- ------------------

(e) The following line items will not be included in the Related Statements:

                 ---------------------------------------------------------------
                 ASSETS
                 ---------------------------------------------------------------
                 Other capitalised expenditure
                 ---------------------------------------------------------------
                 Ships
                 ---------------------------------------------------------------
                 Assets under capital leases
                 ---------------------------------------------------------------
                 Land and sites freehold
                 ---------------------------------------------------------------
                 Buildings and construction
                 ---------------------------------------------------------------
                 Fixtures and Fittings
                 ---------------------------------------------------------------
                 Other capitalised assets
                 ---------------------------------------------------------------
                 Shares in group companies
                 ---------------------------------------------------------------
                 Shares in associated companies
                 ---------------------------------------------------------------
                 Shares and holdings
                 ---------------------------------------------------------------
                 Deferred tax receivable
                 ---------------------------------------------------------------
                 ---------------------------------------------------------------
                 LIABILITIES
                 ---------------------------------------------------------------
                 Deferred tax liability
                 ---------------------------------------------------------------
                 ---------------------------------------------------------------
                 EQUITY & RESERVES
                 ---------------------------------------------------------------
                 Share Capital
                 ---------------------------------------------------------------
                 Other restricted reserves
                 ---------------------------------------------------------------
                 Share in associated companies
                 ---------------------------------------------------------------
                 ---------------------------------------------------------------
                 Unrestricted reserves
                 ---------------------------------------------------------------
                 Translation differences reserves
                 ---------------------------------------------------------------
                 Equity Capital lease
                 ---------------------------------------------------------------
                 Share in associated companies
                 ---------------------------------------------------------------
                 Result for the period
                 ---------------------------------------------------------------
                 Additional depreciation
                 ---------------------------------------------------------------


     (f) There shall be no double counting in the Completion Working Capital Statement of any item that has already been included in the Completion Cash Statement or the Completion Debt Statement.

6    Procedure Relating to the Completion Accounts and the Related Statements

     (a) As soon as possible and in any case within 30 Business Days after the date of Completion, the Buyer shall procure that the Company will prepare, and the

          Buyer shall deliver a final draft of the Completion Accounts and the Related Statements to the Seller.

     (b) The Seller shall as soon as reasonably practicable and in any event within 20 Business Days after receiving the draft Completion Accounts and draft the Related Statements pursuant to paragraph 6(a) serve to the Buyer either -

          (i) its written confirmation of agreement with the draft Completion Accounts and the draft Related Statements; or

          (ii) a notice in writing of those respects in which it disagrees with the draft Completion Accounts and/or the draft Related Statements, together with the reasons for its disagreement and specifying and quantifying the adjustments which, in its opinion, should be made to the draft Completion Accounts and/or the draft Related Statements, as the case may be.

     (c) If the Seller gives the Buyer a confirmation in accordance with paragraph 6(b)(i) above in the period and manner specified in paragraph 6(b) the draft Completion Accounts and the draft Related Statements will be the Completion Accounts and the Related Statements and will be deemed to be binding on the parties to this Agreement. If no notice in writing in accordance with paragraph 6(b)(ii) is given by the end of the period specified in paragraph 6(b) above, the Seller will be deemed to have agreed that the draft Completion Accounts and the draft Related Statements will be the Completion Accounts and the Related Statements.

     (d) If a notice in writing is given under paragraph 6(b)(ii) above, the Seller and the Buyer shall attempt in good faith to resolve any such disagreement within 20 Business Days of such notice being served and during this period the Buyer shall give the Seller such access as may be reasonably required by the Seller to any accounting records concerning the time prior to the Completion. Such access shall be granted provided that such access shall not cause undue interruption to ordinary course of business and provided that the relevant persons enter into customary confidentiality undertakings in respect of the information they receive in such connection. Any resolution which enables the draft Completion Accounts and the draft Related Statements to be agreed shall be expressed in a certificate to be signed by both the Seller and the Buyer (a 'Joint Resolution'). If a Joint Resolution is not agreed within this period any matter in dispute shall at any time thereafter be referred at the request of either the Seller or the Buyer to the decision of any independent international firm of chartered accountants based in London to be appointed by agreement between the Seller and the Buyer, or (in default) by the President for the time being of the Institute of Chartered Accountants in England and Wales (the 'Independent Accountants') (whose costs shall be paid by the parties in equal shares or in accordance with the proportions so determined by the Independent Accountants) who shall act as experts (and not as arbitrators) in connection with the giving of such decision which shall, save in the event of manifest error, be binding on the Buyer and the Seller. The Independent Accountants shall not be either party's auditor. In giving such decision on the particular matters in dispute, the Independent Accountants shall, having regard only to such matters and facts as are ascertained or capable of conclusive ascertainment on the date on which the final drafts of the Completion Accounts and of the Related Statements were prepared and delivered under paragraph 6(a), state what adjustments (if any) are to be made to the draft Completion Accounts and/or to the draft Related Statements prepared by the Seller under paragraph 6(a) in order that it shall comply with this Schedule 10.

     (e) The Seller and the Buyer shall each give such assistance as may be reasonably required to enable the draft Completion Accounts and draft Related Statements to be prepared and the Buyer shall procure that reasonable access to the books of account and accounting records of each Member of the Group is given to the Seller for this purpose and if applicable, to the Independent Accountants appointed pursuant to paragraph 6(d) above. Such access shall be granted provided that such access shall not cause undue interruption to ordinary course of



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


          business and provided that the relevant persons enter into customary confidentiality undertakings in respect of the information they receive in such connection.

7    Adjustment of Consideration

     (a) When the Completion Accounts and the Related Statements have become binding, the Provisional Consideration shall be increased or reduced by the Adjustment Amount, as calculated in the Completion Adjustment Statement. Such Provisional Consideration so increased or reduced (if at all) shall be deemed to be the Final Consideration for the purpose of this Agreement.

     (b) Any increase or reduction in the Provisional Consideration shall be paid or repaid (as appropriate) by the Buyer or the Seller (as appropriate) in accordance with clause 4 of this Agreement.

                                   SCHEDULE 11


                              SPECIFIC INDEMNITIES


              Omitted pursuant to Item 601(b)(2) of Regulation S-K.

                                   SCHEDULE 12


                              EXISTING INDEBTEDNESS


              Omitted pursuant to Item 601(b)(2) of Regulation S-K.

                                   SCHEDULE 13


                                SELLER GUARANTEES


              Omitted pursuant to Item 601(b)(2) of Regulation S-K.

                                   SCHEDULE 14


                TAX INDEMNITY COMPANIES AND RELEVANT PERCENTAGES


     In this Schedule 'Specific Indemnity Claim' means a claim by the Buyer in relation to any of the specific indemnities set out in paragraph 2 or a claim by the Buyer in relation to the Tax Specific Indemnity.


NAME OF TAX INDEMNITY COMPANY          PLACE OF INCORPORATION AND     RELEVANT
                                           REGISTERED NUMBER         PERCENTAGE
Silja Oy Ab                              Finland, 5.916                 100
SeaWind Line Oy Ab                       Finland, 424.299               100
SeaWind Line AB                          Sweden, 556336-7910            100
Silja Line GmbH                          Germany, HRB 649               100
Silja Line Eesti A/S                     Estonia, 10378774              100
Silja Line AB                            Sweden, 556342-6138            100
Silja Cruise AB                          Sweden, 556620-8178            100
Sally Ab                                 Aland Islands, 363.441         100
Oy Turun Meritalo-Sjohuset i Abo Ab      Finland, 0568369-9             100
Eff-Shipping Limited                     Grand Cayman, 252957           100
Reisa Varehuset A/S                      Norway, 957 920 764            50
Searail EEIG                             Finland, 1491987-8            33.33
Crown Cruise Line Incorporated S.A.      Panama, 241614                 100
EJI Cruise Holdings Inc                  Grand Cayman, 320770           100
Effoa-koncernens Omsesidiga              Finland, 93.524                100
  Forsakringsbolag (in liquidation)
Neptun Juridica Oy                       Finland, 314.366               100
Nimtakos Oy                              Finland, 110-216               100
Baltic Tours A/S                         Estonia, 10069352              50
Suomen Jakelutiet Oy                     Finland, 0850648-7             50
Silja Europa Oy                                                         100
Fahrschiff Europa Kb                                                    100

Signed by Paul Clark                     )
Director, for and on behalf of           )
Silja Holdings Limited                   )

Signed by Philip Calvert                 )
Attorney in fact, for and on behalf of   )
Sea Containers Ltd.                      )

Signed by Andres Hunt                    )
Director, for and on behalf of           )
Aktsiaselts Tallink Scandinavian         )

Signed by Enn Pant                       )
Director, for and on behalf of           )
Aktsiaselts Tallink Grupp                )